UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Prosperity Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Prosperity Bank Plaza

4295 San Felipe

Houston, Texas 77027

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, APRIL 16, 2024

Shareholders of Prosperity Bancshares, Inc.:

The 2024 Annual Meeting of Shareholders (the “Meeting”) of Prosperity Bancshares, Inc. (the “Company”) will be held at the East Lawn Board Room of Prosperity Bank at 80 Sugar Creek Center Boulevard, Sugar Land, Texas 77478, on Tuesday, April 16, 2024, beginning at 10:00 a.m. (local time), for the following purposes:

1.
To elect five directors of Class II to serve on the Board of Directors of the Company until the Company's 2027 annual meeting of shareholders, and each until their successors are duly elected and qualified or until their earlier resignation or removal;
2.
To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2024;
3.
To conduct an advisory (non-binding) vote regarding the compensation of the Company's named executive officers (Say-On-Pay); and
4.
To transact such other business as may properly come before the Meeting or any adjournment thereof.

The close of business on February 26, 2024 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or at any adjournments thereof. A list of shareholders entitled to vote at the Meeting will be available for inspection by any shareholder at the principal office of the Company during ordinary business hours for a period of at least ten days prior to the Meeting.

By order of the Board of Directors,

David Zalman

Senior Chairman of the Board

March 14, 2024

Houston, Texas

Your Vote is Important.

You are cordially invited and urged to attend the Meeting. Whether or not you plan to attend the Meeting, please vote by completing, signing and dating the enclosed proxy card and promptly mailing it in the enclosed envelope or submit it via the Internet or by telephone pursuant to the instructions provided on the enclosed proxy card. The proxy is revocable in the manner described in the proxy statement at any time before it is exercised at the Meeting. If you attend the Meeting, you may vote in person if you wish, even if you have previously returned your proxy card or submitted your vote via the Internet or by telephone.

i

Prosperity Bank Plaza

4295 San Felipe

Houston, Texas 77027

PROXY STATEMENT

FOR

2024 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, APRIL 16, 2024

Unless the context otherwise requires, references in this Proxy Statement to “we,” “us,” “our,” “our company,” “the Company” or “Prosperity” refer to Prosperity Bancshares, Inc., a Texas corporation, and its consolidated subsidiaries as a whole; references to the “Bank” refer to Prosperity Bank (a wholly-owned subsidiary of Prosperity Bancshares, Inc.). In addition, unless the context otherwise requires, references to “shareholders” are to the holders of our voting securities, which consist of Prosperity Bancshares, Inc. common stock, par value $1.00 per share (“Common Stock”).

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the 2024 Annual Meeting of Shareholders of the Company to be held at the East Lawn Board Room of Prosperity Bank at 80 Sugar Creek Center Boulevard, Sugar Land, Texas, on Tuesday, April 16, 2024, beginning at 10:00 a.m. (local time), and any adjournments thereof (the “Meeting”) for the purposes set forth in this Proxy Statement and the accompanying Notice of 2024 Annual Meeting of Shareholders (the “Notice of Meeting”). This Proxy Statement, the Notice of Meeting and the enclosed proxy will first be sent to shareholders on or about March 14, 2024.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE 2024 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, APRIL 16, 2024

Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), the Company is providing access to its proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of its proxy materials on the Internet. You may access the following information at https://www.proxydocs.com/PB, which does not have “cookies” that identify visitors to the site:

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Notice of 2024 Annual Meeting of Shareholders to be held on Tuesday, April 16, 2024;
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Proxy Statement for 2024 Annual Meeting of Shareholders to be held on Tuesday, April 16, 2024;
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Form of Proxy; and
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Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

ABOUT THE MEETING

What is the purpose of the Meeting?

At the Meeting, shareholders will act upon the matters outlined in the Notice of Meeting, including the following:

1.
to elect five directors of Class II to serve on the Board of Directors of the Company until the Company's 2027 annual meeting of shareholders, and each until their successors are duly elected and qualified or until their earlier resignation or removal;
2.
to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2024;
3.
to conduct an advisory (non-binding) vote regarding the compensation of the Company's named executive officers (“Say-On-Pay”); and
4.
to transact such other business as may properly come before the Meeting or any adjournment thereof.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a shareholder of record and hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in “street name.” Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all of your shares are voted, or submit your proxy or voting instructions via the Internet or by telephone pursuant to the instructions provided on the enclosed proxy card.

What is the record date and what does it mean?

The record date to determine the shareholders entitled to notice of and to vote at the Meeting is the close of business on February 26, 2024 (the “Record Date”). The Record Date is established by the Board as required by Texas law. On the Record Date, 93,529,541 shares of Common Stock were outstanding.

Who is entitled to vote at the Meeting?

Holders of Common Stock at the close of business on the Record Date may vote at the Meeting.

What are the voting rights of the shareholders?

Each holder of Common Stock is entitled to one vote for each share of Common Stock registered, on the Record Date, in such holder’s name on the books of the Company on all matters to be acted upon at the Meeting. The Company’s articles of incorporation prohibit cumulative voting.

The holders of at least a majority of the outstanding shares of Common Stock must be represented at the Meeting, in person or by proxy, in order to constitute a quorum for the transaction of business. At any meeting of the Company’s shareholders, whether or not a quorum is present, the chairman of the meeting or the holders of a majority of the issued and outstanding Common Stock, present in person or represented by proxy and entitled to vote at the Meeting, may adjourn the Meeting from time to time without notice or other announcement.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with Computershare Investor Services, Inc., the Company’s stock transfer agent, you are considered the shareholder of record with respect to those shares. The Proxy Statement and proxy card have been sent directly to you by Computershare at the Company’s request. On the Record Date, the Company had 4,710 holders of record.

If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” This Proxy Statement and proxy card have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions your nominee included in the mailing or by following its instructions for voting.

How do I vote my shares?

If you are a record holder, you may vote your Common Stock:

•
in person at the Meeting;
•
by proxy;
•
by calling 1-800-652-VOTE (8683) using a touch-tone telephone and following the instructions for telephone voting as provided on the call; or
•
by going to the website www.investorvote.com/PB and following the instructions at that website.

To vote in person, you must attend the Meeting and obtain and submit a ballot. The ballot will be provided at the Meeting. To vote by proxy, you must mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope or submit it by telephone or by using the Internet website above.

By completing and submitting a proxy, you will direct the designated persons (known as “proxies”) to vote your Common Stock at the Meeting in accordance with your instructions. The Board has appointed David Zalman and H.E. Timanus, Jr. to serve as the proxies for the Meeting.

The Company must receive your proxy card no later than the time the polls close for voting at the Meeting for your vote to be counted at the meeting. Please note that telephone and Internet voting will close at 11:59 p.m., Central Time, on April 15, 2024; however, internet and telephone voting for participants in the Company’s 401(k) Profit Sharing Plan will close at 11:59 p.m., Central Time, on April 11, 2024.

Voting your shares by proxy will enable your shares of Common Stock to be represented and voted at the Meeting if you do not attend the Meeting and vote your shares in person.

If you complete all of the proxy card except for one or more of the voting instructions, then the designated proxies will vote your shares “FOR” each proposal as to which you provide no voting instructions. We do not anticipate that any other matters will come before the Meeting, but if any other matters properly come before the Meeting, then the designated proxies will vote your shares in accordance with applicable law and their judgment.

If you hold your shares in “street name,” your bank, broker or other nominee should provide to you a voting instruction card along with the Company’s proxy solicitation materials. By completing the voting instruction card, you may direct your nominee how to vote your shares. If you complete the voting instruction card except for one or more of the voting instructions, then your broker will be unable to vote your shares with respect to the proposal as to which you provide no voting instructions, except that the broker has the discretionary authority to vote your shares with respect to the ratification of the appointment of Deloitte & Touche LLP (Item 2). Alternatively, if you want to vote your shares in person at the Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a shareholder is not the same as a nominee-issued proxy. If you fail to bring a nominee-issued proxy to the Meeting, you will not be able to vote your nominee-held shares in person at the Meeting.

How do I vote shares held in the Prosperity Bancshares, Inc. 401(k) Profit Sharing Plan?

If you are a participant in the Prosperity Bancshares, Inc. 401(k) Profit Sharing Plan (the “401(k) Plan”), the enclosed proxy/voting instruction card will also serve to instruct Fidelity Management Trust Company (“Fidelity”), the trustee of the 401(k) Plan, how to vote shares credited to your account under the 401(k) Plan. Instructions received from 401(k) Plan participants are held in confidence and will not be divulged by Fidelity. For any shares credited to 401(k) Plan participant accounts for which Fidelity does not receive participant direction by 11:59 p.m., Central Time, on April 11, 2024, Fidelity will not vote such shares. Please note that you may not vote 401(k) Plan shares at the meeting. In order to vote these shares, you should follow the directions on the card by the deadline above.

Who counts the votes?

The Company will appoint one or more employees of the Company to serve as Inspector of Election for the Meeting. Computershare Investor Services, Inc. will independently tabulate affirmative votes, negative votes, and abstentions.

Can I vote my shares in person at the Meeting?

Yes. If you are a shareholder of record, you may vote your shares at the Meeting by completing a ballot at the Meeting.

If you hold your shares in “street name,” you may vote your shares at the Meeting only if you obtain a proxy issued by your bank, broker or other nominee giving you the right to vote the shares as discussed above.

Even if you currently plan to attend the Meeting, we recommend that you also submit a proxy or voting instructions as described above so that your votes will be counted if you later decide not to attend the Meeting or are unable to attend.

What are my choices when voting?

In the election of directors, you may vote for all director nominees or you may withhold your vote as to one or more director nominees. With respect to each of the other proposals, you may vote for the proposal, against the proposal or abstain from voting on the proposal.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

Item 1—FOR the election of each nominee for director;

Item 2—FOR the ratification of the appointment of Deloitte & Touche LLP; and

Item 3—FOR the advisory, non-binding Say-On-Pay resolution.

What if I do not specify how I want my shares voted?

If you are a record holder who submits a proxy that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

Item 1—FOR the election of each nominee for director;

Item 2—FOR the ratification of the appointment of Deloitte & Touche LLP; and

Item 3—FOR the advisory, non-binding Say-On-Pay resolution.

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares, except that the nominee will have discretion to vote on the ratification of Deloitte & Touche LLP (Item 2).

Can I change my vote?

Yes. If you are a record holder, you may revoke your proxy at any time before it is voted at the Meeting by any of the following means:

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attending the Meeting and voting your shares by ballot;
o
Please note that your attendance at the Meeting will not, by itself, revoke a proxy; you must also vote your shares by ballot at the Meeting.
•
completing and submitting to the Secretary of the Company a new valid proxy prior to the Meeting bearing a later date;

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delivering written notice of revocation to the Company addressed to denise Urbanovsky, Secretary, at the Company’s address below, which notice must be received before 5:00 p.m., Houston Time, on April 15, 2024; or
•
by logging on to the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case if you are eligible to do so, and following the instructions on the proxy card.

All written notices of revocation and other communications with respect to revocation or proxies should be sent to: Prosperity Bancshares, Inc., Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027, Attention: denise Urbanovsky, Secretary.

If you are a “street name” holder, contact your bank, broker or other nominee so that they can provide instructions explaining how you may change or revoke your voting instructions.

What percentage of the vote is required to elect each director nominee?

Assuming the presence of a quorum, the five Class II director nominees who receive the most votes from the holders of the shares of our Common Stock for their election will be elected — i.e., the affirmative vote of the holders of a plurality of the shares of Common Stock voting at the Meeting is required for the election of the director nominees (Item 1).

However, in an uncontested election, any nominee for election who receives a greater number of “withhold” votes than votes “for” election will promptly tender to the Board his or her offer of resignation. If such an event were to occur, the Nominating and Corporate Governance Committee of the Board will consider the resignation offer and make a recommendation to the Board whether to accept or reject the resignation offer based on all factors it deems relevant. The Board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following certification of the shareholder vote.

What percentage of the vote is required to approve the other proposals?

The ratification of Deloitte & Touche LLP’s appointment as the Company’s independent registered public accounting firm (Item 2) and the approval of the advisory, non-binding resolution on Say-On-Pay (Item 3) will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Meeting.

What are broker non-votes and how are broker non-votes and abstentions treated?

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Your broker has discretionary authority to vote your shares only with respect to the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm (Item 2). In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to the election of directors to the Company’s Board (Item 1) or the advisory, non-binding vote regarding the Say-On-Pay resolution (Item 3). If you hold shares in street name and do not provide voting instructions to your broker, those shares will be counted as broker non-votes for all non-routine matters.

The effect of broker non-votes and abstentions are as follows:

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A broker non-vote or a withholding of authority to vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees since broker non-votes and abstentions are counted for purposes of determining the presence or absence of a quorum, but are not counted as votes cast at the Meeting.
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The vote on the Say-on-Pay resolution is considered a non-routine matter and, as such, broker non-votes will be deemed shares not present to vote on this matter, will not count as votes for or against this proposal and will not be included in calculating the number of votes necessary for approval of such matter.

•
No broker non-votes are expected to occur in connection with the proposal to ratify the appointment of the independent registered public accounting firm since it is considered a routine matter and a broker or other nominee may generally vote on routine matters.
•
Any abstentions will have the effect of a vote against the proposals to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm and the Say-On-Pay vote.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Meeting?

No. None of our shareholders has any dissenters’ or appraisal rights with respect to the matters to be voted on at the Meeting.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

Our Board is asking for your proxy and we will pay all of the costs of soliciting shareholder proxies. We may use officers and employees of the Company to ask for proxies, as described below.

Is this Proxy Statement the only way that proxies are being solicited?

No. In addition to the solicitation of proxies by use of the mail, if deemed advisable, directors, officers and regular employees of the Company may solicit proxies personally or by telephone or other means of communication, without being paid additional compensation for such services. This proxy solicitation is made by the Board and the cost of this solicitation is being borne by the Company. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense in forwarding the proxy materials to beneficial owners of the Company’s Common Stock.

Are there any other matters to be acted upon at the Meeting?

Management does not intend to present any business at the Meeting for a vote other than the matters set forth in the Notice of Meeting and has no information that others will do so. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter presented at the Meeting for which advance notice was not received by the Company in accordance with the Company’s Amended and Restated Bylaws (the “Bylaws”). If other matters requiring a vote of the shareholders properly come before the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find voting results?

The Company intends to publish the voting results in a current report on Form 8-K, which it expects to file with the SEC within four business days following the Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement and the documents we refer to in this Proxy Statement. If you have any questions, or need additional material, please write to Prosperity Bancshares, Inc., Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027, Attn: denise Urbanovsky or call (281) 269-7199 and ask for denise Urbanovsky.

ITEM 1.

ELECTION OF DIRECTORS

Election Procedures; Term of Office

The size of the Board is currently set at fourteen members, with fourteen directors presently serving. In accordance with the Company's Bylaws, members of the Board are divided into three classes, Class I, Class II and Class III. The members of each class are elected for a term of office to expire at the third succeeding annual meeting of shareholders following their election. The term of office of the current Class II directors expires at the Meeting. The terms of the Class I and Class III directors expire at the annual meeting of shareholders in 2026 and 2025, respectively.

The Nominating and Corporate Governance Committee (the “Governance Committee”) has recommended to the Board, and the Board has approved, the nomination of James A. Bouligny, W. R. Collier, Dr. Laura Murillo, Robert Steelhammer and H. E. Timanus, Jr. as Class II directors. The five Class II nominees, if elected at the Meeting, will serve until the annual meeting of shareholders in 2027.

If all nominees director are elected at the Meeting, the composition of the Board will be four Class I directors, five Class II directors and five Class III directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The five Class II nominees receiving the affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Meeting will be elected. However, the Company’s Bylaws provide that, in an uncontested election, any nominee for election who receives a greater number of “withhold” votes than votes “for” election will promptly tender to the Board his or her offer of resignation. If such an event were to occur, the Governance Committee will consider the resignation offer and make a recommendation to the Board whether to accept or reject the resignation offer based on all factors it deems relevant, including the stated reasons, if any, why shareholders withheld their votes from the director, the length of service and qualifications of the director, the director’s contributions to the Company and potential adverse consequences of the resignation (such as failure to comply with the listing standards of the New York Stock Exchange (“NYSE”) and SEC rules and regulations). The Board will act on the Governance Committee’s recommendation within 90 days following certification of the shareholder vote.

Unless the authority to vote for the election of directors is withheld as to one or more of the nominees, and unless the proxy specifies otherwise, all shares of Common Stock represented by proxy will be voted FOR the election of the nominees. If the authority to vote for the election of directors is withheld as to one or more but not all of the nominees, all shares of Common Stock represented by any such proxy will be voted FOR the election of the nominee or nominees, as the case may be, as to whom such authority is not withheld.

If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Board. The Board has no reason to believe that any nominee will be unavailable to serve as a director. All of the nominees have consented to being named herein and to serve if elected.

Any director vacancy occurring after the election may be filled by a majority vote of the remaining directors, even if the remaining directors constitute less than a quorum of the full Board. In accordance with the Company's Bylaws, a director appointed to fill a vacancy will be appointed to serve until the next annual meeting of shareholders held for the election of directors, regardless of whether the class of director in which he or she serves is to be elected at such annual meeting.

Skills Matrix

The biography of each of the director nominees, continuing directors and executive officers set forth below contains information regarding the person's service as a director and/or executive officer, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Governance Committee and the Board to determine that the person should serve as a director.

The following matrix provides information regarding the members of the Board, including certain types of knowledge, skills, experiences and attributes that the Board believes are relevant to the Company’s business or industry. The matrix does not encompass all of the knowledge, skills, experiences or attributes of the directors, and the fact that a particular knowledge, skill, experience or attribute is not listed does not mean that a director does not possess it. In addition, the absence of a particular knowledge, skill, experience or attribute with respect to any of the directors does not mean the director in question is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skill and experience listed below may vary among the members of the Board.

Nominees for Election

The following table sets forth the name, age and position with the Company for each nominee for election as a director of the Company:

Name	Age	Positions with the Company and the Bank
James A. Bouligny	88	Class II Director of the Company
W. R. Collier	85	Class II Director of the Company; Senior Chairman of West Texas Area of the Bank
Laura Murillo	57	Class II Director of the Company
Robert Steelhammer	82	Class II Director of the Company
H. E. Timanus, Jr.	79	Class II Director and Chairman of the Company; Director, Chairman of the Board and Chief Operating Officer of the Bank

James A. Bouligny. Mr. Bouligny has been a director of the Company since 1991. Mr. Bouligny was a named partner in the El Campo law firm of Duckett, Bouligny & Collins, LLP prior to 2007 and is currently Of Counsel to the firm. Mr. Bouligny received a Bachelor of Business Administration degree and a Juris Doctor degree from the University of Texas. Mr. Bouligny's civic activities include a 25-year tenure as a member of the Board of Trustees of Wharton County Junior College and an 18-year tenure as City Attorney for El Campo, Texas. He is currently a member of the MG and Lillie Johnson Foundation, a trustee of the St. Philip Catholic School Endowment, and a director of Mid Coast Title. The Company believes Mr. Bouligny's qualifications to serve as a director include his legal background and his years of experience as a director of the Company.

W.R. Collier. Mr. Collier joined the Company as a Class II Director and as Senior Chairman for the West Texas Area of the Bank upon completion of the merger of American State Financial Corporation into the Company on July 1, 2012. Mr. Collier began his career with American State Bank in 1959, starting as a teller and rising to become President and Chief Executive Officer in 1974 and then on to Chief Executive Officer and Chairman of American State Financial Corporation in 1988. Mr. Collier graduated with a Bachelor of Science degree from Texas Technological College, now Texas Tech University, in 1961. He also graduated from the Southwestern Graduate School of Banking at Southern Methodist University in Dallas. Active in the Lubbock community, Mr. Collier was a member of the Executive Committee of the Texas Tech University Foundation and served on the President’s Council of both Texas Tech University and Lubbock Christian University. He was a board member of the Independent Bankers Association of Texas and served on both the Government Relations Council and the Deposit Insurance Reform Committee of the American Bankers Association, where he is also a former State Vice President for the Texas division. The Company believes Mr. Collier’s qualifications to serve as a director include his extensive professional experience and involvement in the banking industry, his leadership of American State and his dedication to the Lubbock community.

Dr. Laura Murillo. Dr. Murillo was appointed a director of the Company in October 2022. Dr. Murillo has served as the President and CEO of the Houston Hispanic Chamber of Commerce since 2007. From 2003 to 2007, Dr. Murillo served as an executive and oversaw fundraising, capital campaign development and international services, among other areas, for the Memorial Hermann Healthcare System. Prior to 2003, Dr. Murillo served as a University of Houston executive for 14 years in a variety of roles, including University Advancement for the School of Business and University Recruitment and Retention of Minorities. Dr. Murillo currently serves on the Federal Reserve System’s Community Advisory Council, which reports to the Board of Governors, the Federal Reserve Bank of Dallas Business and Community Advisory Council, the Houston-Harris County Sports Authority Foundation and the MD Anderson Cancer Center Board of Visitors, among other organizations. She is the author of LEAD IN LIFE, People. Passion. Persistence: Success in the New Era of Diversity, Equity and Inclusion. Dr. Murillo was recommended as a director candidate by the Company’s Chief Executive Officer, Mr. Zalman, based on recommendations from local bankers and business contacts. The Company believes Dr. Murillo’s qualifications to serve as a director include her years of experience as an executive and her knowledge of and service to the Houston community.

Robert Steelhammer. Mr. Steelhammer has been a director of the Company since its inception in 1983. Mr. Steelhammer has been a named partner with Steelhammer & Miller, P.C. in Houston for over thirty years. Mr. Steelhammer filed for Chapter 11 Reorganization personal bankruptcy in January 2018 as a result of a debt originated and held at another bank created by a company that supplied oil field equipment in which Mr.

Steelhammer was a partial owner and guarantor. Mr. Steelhammer’s Plan of Reorganization was confirmed on February 11, 2019. He received a Bachelor of Science degree from the University of Texas and a Juris Doctor degree from South Texas College of Law. He is a member of the State Bar of Texas, a registered professional engineer for the State of Texas and a member of the American Institute of Chemical Engineers. The Company believes Mr. Steelhammer's qualifications to serve as a director include his legal, financial and investing experience and role as a director of the Company from its inception.

H. E. Timanus, Jr. Mr. Timanus has been a director of the Company and the Bank since 2001. He is currently Chairman of the Company and Chairman and Chief Operating Officer of the Bank. He has served as Chief Operating Officer of the Bank since 2001 and was named Chairman of the Board of the Bank in 2005. Mr. Timanus became an Executive Vice President and the Chief Operating Officer of the Company in 2001 and served in that capacity until 2006 when he became Vice Chairman of the Company and thereafter, became Chairman of the Company in 2019. From 1986 to 2001, Mr. Timanus served as President and Chief Executive Officer of Commercial Bancshares, Inc. and from 1988 to 2001, he served as Chief Executive Officer and Chairman of Heritage Bank. Mr. Timanus also served as a director of Financial Federal Corporation, a financial services company listed on the NYSE, until the sale of the company in 2010. The Company believes Mr. Timanus' qualifications to serve as a director of the Company include his prior experience as President and CEO of Commercial Bancshares, Inc. and his continuing role and experience with the Company.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE FOR ELECTION TO THE BOARD.

CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the Company's Class I and Class III directors whose terms of office do not expire at the Meeting, and the executive officers of the Company who are not also directors:

Name	Age	Positions with the Company and the Bank
Directors:

Kevin J. Hanigan	67	Class I Director, President and Chief Operating Officer of the Company; Director and President of the Bank
William T. Luedke IV	71	Class I Director of the Company
Perry Mueller, Jr.	90	Class I Director of the Company
Harrison Stafford II	82	Class I Director of the Company
Ileana Blanco	64	Class III Director of the Company
Leah Henderson	57	Class III Director of the Company
Ned S. Holmes	79	Class III Director of the Company
Jack Lord	82	Class III Director of the Company
David Zalman	67	Class III Director, Senior Chairman of the Board and Chief Executive Officer of the Company; Director, Senior Chairman of the Board and Chief Executive Officer of the Bank

Executive officers who are not also directors:

J. Mays Davenport	56	Executive Vice President and Director of Corporate Strategy of the Company; Director, Senior Executive Vice President and Director of Corporate Strategy of the Bank
Robert J. Dowdell	67	Executive Vice President of the Company; Senior Executive Vice President of the Bank
Randy Hester	65	Executive Vice President of the Company; Senior Executive Vice President and Chief Lending Officer of the Bank
Asylbek Osmonov	43	Chief Financial Officer of the Company and the Bank
Charlotte M. Rasche	59	Executive Vice President and General Counsel of the Company; Senior Executive Vice President and General Counsel of the Bank
Edward Z. Safady	66	Advisory Director and Vice Chairman of the Company; Director and Vice Chairman of the Bank

Kevin J. Hanigan. Mr. Hanigan joined the Board of Directors of the Company on November 1, 2019 in connection with the LegacyTexas merger. Mr. Hanigan also serves as President and Chief Operating Officer of the Company and President of the Bank. Mr. Hanigan previously served as a director and Chief Executive Officer of LegacyTexas and LegacyTexas Bank, positions he held since the completion of the Highlands Bank acquisition with and into LegacyTexas in April 2012. Prior to that, Mr. Hanigan was the Chairman and Chief Executive Officer of Highlands Bank, serving in those roles since 2010. Prior to joining Highlands Bank, Mr. Hanigan was employed by Guaranty Bank starting in 1996, serving in numerous capacities including Chief Lending Officer, Executive in charge of Retail Banking, and finally as Chairman and Chief Executive Officer of Guaranty Bank and its parent company, Guaranty Financial Group, Inc. (which filed for bankruptcy in August 2009). Mr. Hanigan began his career with Bank of the Southwest in Houston in June 1980. He earned his undergraduate degree and Master of Business Administration from Arizona State University. Mr. Hanigan serves on the Board of Directors of Goodwill Industries of Dallas and the Dallas Citizen’s Council. The Company believes Mr. Hanigan’s qualifications to serve as a director include his over 37 years of experience working in the banking industry in Texas, serving as chief executive officer of several institutions and his deep understanding of the Dallas-Ft. Worth banking market and issues facing the banking industry.

William T. Luedke IV. Mr. Luedke has been a director of the Company since April 2014. On December 31, 2019, Mr. Luedke completed his voluntary partner phase down program and retired from Bracewell LLP, where he had practiced for over 35 years representing numerous financial institutions in corporate finance, mergers and acquisitions and regulatory matters. He received a Bachelor of Arts degree from Williams College and a Juris Doctor degree from Vanderbilt University School of Law. He is a graduate of Wayland Academy, a college preparatory school in Beaver Dam, Wisconsin, and currently serves on its Board of Trustees, after serving as the Chairman of its Board of Trustees from 2012 to 2017. Mr. Luedke currently serves as a Director and member of the executive committee of the Independent Schools Chairpersons Association. The Company believes Mr. Luedke's qualifications to serve as a director include his many years of legal experience and service as an advisor to the Company and other financial institutions.

Perry Mueller, Jr., D.D.S. Dr. Mueller was appointed a director of the Company in November 2001. Dr. Mueller, a dentist, has been in private practice in Lake Jackson, Texas for over fifty years. He completed his pre-dental education from the University of Texas and graduated with honors from the University of Texas Dental Branch in the Texas Medical Center. He was one of the original founders of First National Bank in Lake Jackson, Texas and served as Vice Chairman of the Board of that bank from 1963 until 2002. Dr. Mueller was a founder of the Brazosport Day Care Center, a life member of Optimist International, a past officer of the Kiwanis Club and Rotary International and has served as a dental missionary in Haiti, Africa, Mexico and South Korea. Dr. Mueller's interest in banking goes back to his father being in the banking industry for approximately sixty-five years before retiring. Dr. Mueller is the father-in-law of David Zalman. The Company believes Dr. Mueller's qualifications to serve as a director include his many years of service and involvement with First National Bank in Lake Jackson, Texas, and the Company.

Harrison Stafford II. Judge Stafford became a director of the Company in April 2000. Now retired, he served as the County Judge for Jackson County, Texas, from January 1991 through December 2010. He also served as Jackson County Auditor from 1972 to 1990. Judge Stafford received a Bachelor of Business Administration degree and a Juris Doctor degree from the University of Texas. He also holds a Master’s degree in Finance from the Wharton School of the University of Pennsylvania. He currently serves as Treasurer of the Jackson County Historical Commission and Treasurer of the Texana Museum and Library Association. Judge Stafford also has previously served as a senior warden of Trinity Episcopal Church and as Chairman of the Lavaca Regional Water Planning Group. The Company believes Judge Stafford's qualifications to serve as a director include his auditing and legal experience and his long term involvement as a director of the Company.

Ileana Blanco. Ms. Blanco was appointed a director of the Company in October 2022. Ms. Blanco has had extensive experience with financial institutions and in leadership positions throughout her career. For over 35 years she represented banks in complex commercial litigation and counseled their officers and directors. Ms. Blanco currently serves as Disputes Training, National Leader at global law firm DLA Piper. Ms. Blanco was one of the founders of the Houston office of DLA Piper and served as its managing partner for eight years. Before that, she was a partner at Bracewell LLP, and served on its Management Committee. A champion for diversity, Ms. Blanco served two terms as the President of the Houston Association of Women Attorneys and is currently a director on the Hispanic Bar Association of Houston. As a certified mediator, Ms. Blanco volunteers with the Harris County Disputes Resolution Center to help pro bono litigants settle their disputes. Ms. Blanco was recommended as a director candidate by Mr. Zalman, the Company’s Chief Executive Officer. The Company believes Ms. Blanco’s qualifications to serve as a director include her many years of legal experience representing financial institutions and her service as an office managing partner of a law firm.

Leah Henderson. Ms. Henderson became a director of the Company in April 2007. Prior to being appointed to the Board of the Company, she served as a director of the Bank since 2002. Prior to serving on the Board of the Bank, she was a director of Paradigm Bancorporation, Inc. and its member bank, Paradigm Bank Texas, which merged into the Bank in 2002. In 2015, Ms. Henderson retired as Executive Vice President of Sales for PULSE, a Discover Financial Services LLC company and operator of the PULSE electronic funds network, where she had worked for twenty-five years and was part of the executive management team for over eight years. Ms. Henderson received a Bachelor of Business Administration from Stephen F. Austin State University. The Company believes Ms. Henderson's qualifications to serve as a director include her extensive experience in the financial services industry, through her service on the boards of directors of Paradigm Bancorporation, Inc. and the Company and as an executive officer of PULSE.

Ned S. Holmes. Mr. Holmes became Chairman of the Board of the Company in February 2001 and served in that capacity until April 2006. Prior to the merger of Commercial Bancshares, Inc. into the Company in 2001, he served as Chairman of the Board of Commercial Bancshares since 1991 and as a director of Commercial Bancshares since 1979. Mr. Holmes was born in Houston, Texas and served as the President of Commercial Bancshares from 1979 to 1986. In 1991, Mr. Holmes was named Senior Chairman of the Board of Heritage Bank. From 1980

through December 31, 2005, Mr. Holmes served as Chairman of the Board and President of Parkway Investments/Texas, Inc. and managed his Houston-based real estate assets, the San Diego Princess Hotel and other special real estate projects. Mr. Holmes is affiliated with NH-5, Inc. and since 1976 has served as Chairman and Chief Executive Officer of Ned S. Holmes Investments, Inc. Mr. Holmes is the Chairman Emeritus of the Greater Houston Partnership. Mr. Holmes served as a director of the Memorial Hermann Hospital System, Baylor College of Medicine, University of Texas M.D. Anderson Cancer Center, Gulf Coast Rail District, Coastal Coordination Council and Transportation Transformation Group. He was appointed to the Texas Transportation Commission in January 2007 and served until June 2012. The Company believes Mr. Holmes's qualifications to serve as a director include his many years of experience as Chairman of Prosperity Bancshares, Inc. and Commercial Bancshares, Inc., as well as his years of service in the public sector.

Jack Lord. Mr. Lord has been a director of the Company since April 2016 and had previously served as a director of the Bank since 1995. Mr. Lord is a retired shareholder of the Houston accounting firm of Harper & Pearson Co., PC. With more than forty-five years as a CPA, he has accumulated a wide variety of experience in several industries including oil and gas, manufacturing, banking, retail and service. In addition to building and managing a public accounting firm, he has held several financial and executive positions in various small businesses. He earned a Bachelor of Arts degree with High Honors from the University of Texas at Austin and a Masters of Business Administration from Oklahoma City University, as well as the designation of Certified Public Accountant. Mr. Lord is a member of the Texas Society of CPAs and the American Institute of CPAs. Mr. Lord’s community service and honors include Rotary Club of Houston - Past President and Director; Greater Heights Area Chamber of Commerce - Past Director; Citizens Against Lawsuit Abuse – Trustee; “C” Club; MENSA; Harris County Department of Education – Trustee; University of Houston, Downtown - College of Business Advisory Board; and Rotary Club of Houston Foundation – Trustee. The Company believes Mr. Lord’s qualifications to serve as a director include his wide experience in a variety of businesses, his education and training as a Certified Public Accountant and his years of banking experience as a director of the Bank.

David Zalman. Mr. Zalman is a director and the Senior Chairman of the Board and Chief Executive Officer of the Company and the Bank. He joined the Bank as President in 1986, became Chairman of the Board and Chief Executive Officer in 2001 and Senior Chairman and Chief Executive Officer in 2005. Mr. Zalman became a director and Vice President/Secretary of the Company in 1987, President in 2000, President and Chief Executive Officer in 2001 and Chairman of the Board and Chief Executive Officer in 2006, and in 2019 became Senior Chairman and Chief Executive Officer. From 1978 to 1986, Mr. Zalman was employed by Commercial State Bank in El Campo, beginning as cashier and rising to become Chief Executive Officer. Mr. Zalman received a Bachelor of Business Administration degree from the University of Texas at Austin in 1978. He currently serves as the 11th District representative on the Federal Advisory Council to the Board of Governors of the Federal Reserve System in Washington D.C. and served on the Board of Directors of the Dallas Federal Reserve Bank, Houston Branch, from 2016 to 2021. He was a founding principal of New ICM LP, a manufacturer and distributor of children's clothing to national and international companies, and served as a partner and director from 1999 to 2017. He has served as a member of the El Campo City Council and is a current Trustee of the St. Philip Catholic School Endowment Fund, as well as on various other civic clubs and charitable organizations. Mr. Zalman is the son-in-law of Perry Mueller, Jr., D.D.S. The Company believes Mr. Zalman's qualifications to serve as a director of the Company include his years of banking experience and his proven leadership in the success of the Company.

Executive Officers of the Company

J. Mays Davenport. Mr. Davenport joined the Company on November 1, 2019 in connection with the LegacyTexas merger. Mr. Davenport serves as Executive Vice President and Director of Corporate Strategy of the Company and the Bank and as a member of the Bank’s Board of Directors. Mr. Davenport previously served as Executive Vice President, Chief Financial Officer, of LegacyTexas and LegacyTexas Bank, positions he held since the completion of the ViewPoint Financial Group, Inc. acquisition of LegacyTexas in January 2015. Prior to that, Mr. Davenport served as Executive Vice President, Corporate Development, of LegacyTexas Bank since December 2004. During that time, he served as a Director of LegacyTexas Title and LegacyTexas Insurance Services. Prior to joining LegacyTexas, Mr. Davenport spent the first fourteen years of his career in the practice of public accountancy with Arthur Andersen, Grant Thornton, Fisk & Robinson and RSM McGladrey. Mr. Davenport is a licensed Certified Public Accountant in the State of Texas. Mr. Davenport is a Magna Cum Laude graduate of Texas A&M University with a B.B.A. in Finance and Accounting.

Robert J. Dowdell. Mr. Dowdell joined the Bank in 2008 when he served as President of the River Oaks Banking Center and, in 2009, became Regional President of the Houston Area. In 2015, he was promoted to Executive Vice President of the Company and the Bank. In March 2018, Mr. Dowdell assumed additional operational duties and in April 2018, he was also appointed to the Executive Committee. Prior to joining the Bank, he worked for the predecessor of First Republic Bank of Texas as a Vice President Commercial Lending and Operations Manager from 1978 to 1988. From 1988 to 2008, he was Senior Vice President of large commercial lending at Compass Bank, Houston. Mr. Dowdell has a Bachelor of Business degree from Baylor University and is a graduate of The Southwestern Graduate School of Banking at Southern Methodist University.

Randy Hester. Mr. Hester joined the Bank in 1991 as Banking Center President. He has served as Chief Lending Officer since August 2001. Prior to joining the Bank, Mr. Hester worked from 1978 to 1984 for Windsor Park Bank in San Antonio as a Consumer Lender. From 1984 to 1989, he was a Commercial Lender for First National Bank in Kerrville. From 1989 to 1990, he was a Commercial Lender for the Bank of Kerrville and from 1990 to 1991 was President and served on the board of directors for Texas Premier Bank. Mr. Hester attended University of Texas - San Antonio.

Asylbek Osmonov. Mr. Osmonov has been the Company's Chief Financial Officer since June 14, 2019 and served as Interim Chief Financial Officer from April 1 to June 14, 2019. Prior to that, Mr. Osmonov was the Bank’s Chief Accounting Officer since September 2013. Prior to joining the Company, Mr. Osmonov was an audit senior manager at Deloitte LLP, where he worked from 2004 to 2013. While at Deloitte, he focused on the financial services and oil and gas industries. Mr. Osmonov is a Certified Public Accountant. Mr. Osmonov received his Bachelor of Accountancy from the University of Mississippi and Masters of Professional Accounting from the University of Texas at Austin.

Charlotte M. Rasche. Ms. Rasche joined the Company and the Bank as Executive Vice President in the Legal Department on March 1, 2012 and became General Counsel of the Company and the Bank on April 21, 2012. Prior to joining the Company, Ms. Rasche was a partner with Bracewell LLP, where she had been an attorney since 1997. While at Bracewell, Ms. Rasche focused on commercial banking regulatory and corporate matters, mergers and acquisitions, Exchange Act reporting compliance and corporate governance matters. Prior to attending law school, Ms. Rasche was a Coordinator of Residence Life in the Department of Housing at Texas Tech University from 1989 to 1994. Ms. Rasche received a Bachelor of Business Administration from Stephen F. Austin State University, a Master of Science from Oklahoma State University and a Juris Doctor degree from the University of Texas at Austin. Ms. Rasche is a former board member of the Texas Bankers Association. Ms. Rasche is an attorney licensed to practice law in Texas.

Edward Z. Safady. Mr. Safady joined the Bank in 2004 upon completion of the Bank’s acquisition of Liberty Bank, SSB, where he served as Chairman and CEO. From August 2004 until present, he has served as Chairman of the Central Texas Area and a member of the Bank’s Board of Directors. In May 2015, Mr. Safady also assumed the title of President of the Company and Vice Chairman of the Bank and in November 2019, he was named Vice Chairman of the Company, in addition to his position as Vice Chairman of the Bank. In June 2019, Mr. Safady was appointed as an advisory director of the Company. Mr. Safady received his Bachelor of Business Administration with a concentration in finance from Texas Tech University in 1978. Upon graduation and through 1984, he was employed by the Office of the Comptroller of the Currency as a national bank examiner. Mr. Safady has previously served on the corporate boards of Hawaiian Airlines, U.S. Medical Products, Inc. and First National Bank of San Diego, California.

Each executive officer of the Company is elected by the Board and holds office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

CORPORATE GOVERNANCE

Board Leadership Structure

The Board and the Governance Committee consider Board composition and leadership each year. Currently, the Board believes that the Company is best served in having a combined chairman and chief executive officer position, counterbalanced by an independent and effective lead independent director and independent, experienced Committee Chairs. The Board has determined that the Chief Executive Officer is best situated to serve as Senior Chairman because he is the director most familiar with the Company's business and industry and most capable of effectively identifying corporate priorities and leading the discussion and execution of strategic initiatives. Independent directors and management have different perspectives and roles in strategy development. The Company's independent directors bring experience, oversight and expertise from outside the Company and industry, while the Chief Executive Officer is intimately involved in and responsible for managing the Company’s operations and strategy. The Board believes that the combined role of Senior Chairman and Chief Executive Officer promotes strategic development and execution, and facilitates information sharing between management and the Board, which are essential to effective governance.

One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of Senior Chairman and Chief Executive Officer is in the best interest of the Company and shareholders because it provides the appropriate balance between strategy development and independent oversight of management.

The Board further believes that the combined Senior Chairman and Chief Executive Officer structure currently is in the best interest of the Company and shareholders, and because the Governance Committee, which consists entirely of independent directors, appoints a lead independent director (“Presiding Director”) to preside at the executive sessions of the Board, the combined structure does not hinder Board independence. The Presiding Director serves for a term of at least one year. Currently, James A. Bouligny serves as the Presiding Director, a position he has held since January 2013. In addition to presiding over the executive sessions of the Board, the Presiding Director also provides independent leadership of the independent directors, provides feedback to management from the Board's executive sessions, assists the Chief Executive Officer with setting Board meeting agendas as requested, assists in the Board’s risk oversight and performs such other functions as the independent directors may designate from time to time.

Meetings of the Board

The Board held four meetings during 2023 and took certain actions by unanimous written consent. No director attended less than 75% of the aggregate of the (1) total number of meetings of the Board and (2) total number of meetings held by committees on which he or she served.

Executive Sessions of the Board

From time to time at the conclusion of regular meetings of the Board, the non-employee directors of the Company hold executive sessions without the Chief Executive Officer or any other member of management present. The independent directors of the Company also hold executive sessions from time to time without the Chief Executive Officer, any other member of management or any non-independent director present. The Presiding Director leads all of these executive sessions. In 2023, the independent directors held two executive sessions and the Company's non-employee directors held two executive sessions.

Board Oversight of Risk Management

The Board is responsible for overseeing management and the business and affairs of the Company, which includes the oversight of risk. In exercising its oversight, the Board has allocated certain areas of focus to its committees and has retained areas of focus for itself. The Compensation Committee is responsible for overseeing the management of risks relating to the Company's compensation practice, executive compensation plans and arrangements and succession planning. The Audit Committee oversees management of financial risks, including accounting, financial reporting and the internal audit function. The Governance Committee manages risks associated with management, including the composition and independence of the Board, and beginning in July 2022, risks associated with environmental and social (including diversity, equity and inclusion) matters. The Risk Committee is responsible for assisting the Board with its oversight of the Company’s risk appetite, enterprise-wide risk management, compliance framework, including cyber risk, and the governance structure supporting the compliance framework.

While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. The Board as a whole regularly reviews information regarding the Company's asset quality, securities portfolio, capital, liquidity and operations, as well as the risks associated with each. Throughout the year, senior management reports to the Board the risks that it believes may be material to the Company. The goal of these processes is to achieve serious and thoughtful Board-level attention to the nature of the material risks faced by the Company and the adequacy of the Company’s risk management processes and systems. While recognizing that the risks the Company faces are not static, and that it is not possible to mitigate all risk and uncertainty all of the time, the Board believes that the Company’s approach provides the Board with the proper foundation and oversight perspective with respect to management for the Company.

Committees of the Board

The Company's Board has four committees, the Audit Committee, Compensation Committee, Governance Committee and Risk Committee, each of which is described below.

Audit Committee. The primary purpose of the Audit Committee, which also serves as the audit committee of the Bank, is to provide independent and objective oversight with respect to the integrity of the Company's financial statements, reports and other financial information provided to shareholders and others; the Company's internal controls; the independent registered public accounting firm, including its qualifications and independence; the Company's compliance with legal and regulatory requirements; and the performance of the Company's audit, accounting and financial reporting processes generally. The Audit Committee reports to the Board concerning such matters, appoints the independent registered public accounting firm for the Company and the Bank, reviews the scope of work of the independent registered public accounting firm and its reports and reviews the activities and actions of the Bank's internal auditors. In addition, the Audit Committee reviews and discusses with management and the independent registered public accounting firm the Company's quarterly financial results and financial statements prior to the filing of the Company's Quarterly Reports on Form 10-Q and the Annual Report on Form 10‑K.

The Audit Committee consists of Harrison Stafford II (Chair), Ned S. Holmes and Jack Lord, each of whom the Board has determined to be an independent director of the Company as defined in the listing standards of the NYSE and in Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has also determined that each of Ned S. Holmes, Jack Lord and Harrison Stafford II has the requisite attributes of an “audit committee financial expert” as defined by the rules and regulations of the SEC. The Audit Committee operates pursuant to a written charter, which is available electronically on the Company's website at www.prosperitybankusa.com. The charter may be accessed from the Company’s home page by clicking “Investor Relations” at the bottom of the page and then selecting “Corporate Governance” from the menu. The Audit Committee held four meetings during 2023.

Compensation Committee. The Compensation Committee is responsible for discharging the responsibilities of the Board relating to the compensation of the Company's Chief Executive Officer, directors and other executive officers. The Compensation Committee also monitors succession planning, administers the Company's incentive compensation and equity-based plans and makes recommendations to the Board as to option and restricted stock grants to the employees and directors of the Company and Bank pursuant to such plans.

The Compensation Committee currently consists of Ned S. Holmes (Chair), Ileana Blanco and Harrison Stafford II, each of whom the Board has determined to be an independent director as defined in the listing standards of the NYSE. The Compensation Committee operates pursuant to a written charter, which is available electronically on the Company's website at www.prosperitybankusa.com. The charter may be accessed from the Company’s home page by clicking the “Investor Relations” at the bottom of the page and then selecting “Corporate Governance” from the menu. The Compensation Committee held two meetings during 2023.

Governance Committee. The Governance Committee is responsible for making recommendations to the Board regarding the membership of the Board, including:

•
recommending to the Board the slate of director nominees for election at the annual meeting of shareholders;
•
considering, recommending and recruiting candidates to fill any vacancies or new positions on the Board, including candidates that may be recommended by shareholders;
•
developing and recommending criteria for selecting new directors; and
•
reviewing the backgrounds and qualifications of possible candidates for director positions.

The Governance Committee is also responsible for considering and making recommendations to the Board concerning the functions and needs of the Board, including:

•
reviewing and recommending policies applicable to the Board;
•
regularly reviewing issues and developments related to corporate governance and reassessing the corporate governance guidelines and recommending any proposed changes to the Board;
•
reviewing and reassessing compliance with the Company's Code of Ethics and Business Conduct (“Code of Ethics”);
•
appointing a lead independent director;
•
reviewing the responsibilities, size and composition of key Board committees and making recommendations to the Board; and
•
soliciting input from the directors and, on an annual basis, conducting a review of the effectiveness of the operation of the Board and its committees.

In addition, the Governance Committee has been tasked by the Board to oversee the Company’s management of and commitment to environmental, social (including diversity, equity and inclusion) and governance matters, except to the extent that such matters are within the scope of the authority delegated by the Board to another Board committee.

The members of the Governance Committee currently include William T. Luedke IV (Chair), James A. Bouligny and Robert Steelhammer, each of whom the Board has determined to be an independent director as defined in the listing standards of the NYSE. The Governance Committee operates pursuant to a written charter, which is available electronically on the Company's website at www.prosperitybankusa.com. The charter and the Company’s Corporate Governance Guidelines may be accessed from the Company’s home page by clicking the “Investor Relations” at the bottom of the page and then selecting “Corporate Governance” from the menu. The Governance Committee held two meetings in 2023.

Risk Committee. The purpose of the Risk Committee is to assist the Board in fulfilling its oversight responsibilities with regard to the level and type of risk the Company is able and willing to assume in its business activities, given its business objectives and obligations to shareholders of the Company. The Risk Committee is responsible for aiding the Board in assessing enterprise wide risk management and compliance framework, including cyber risk, and the governance structure that supports it. The Risk Committee, in conjunction with management of the Bank, is responsible for appointing a risk committee at the Bank to meet regularly and report its findings to the Company’s Risk Committee.

The Risk Committee currently consists of Robert Steelhammer (Chair), James A. Bouligny, Leah Henderson and William T. Luedke IV, each of whom the Board has determined to be an independent director as defined in the listing standards of the NYSE. The Risk Committee operates pursuant to a written charter, which is available electronically on the Company's website at www.prosperitybankusa.com. The charter may be accessed from the Company’s home page by clicking the “Investor Relations” at the bottom of the page and then selecting “Corporate Governance” from the menu. The Risk Committee held three meetings during 2023.

Governance Features and Enhancements

The Company believes that it has implemented appropriate governance policies and practices; however, the Company intends to continue to focus on its enhancing corporate governance policies and practices in 2024.

Shareholder Approval Rights and Ability to Amend Bylaws

The Company’s Bylaws provide that shareholders may amend, repeal or adopt the Bylaws upon the affirmative vote of a two-thirds majority of the outstanding shares of Company Common Stock. Prior to amendment in 2018, as provided by Texas law, the Company’s Bylaws did not permit shareholders to amend the Bylaws; only the Board could amend the Bylaws.

Further, the Company’s articles of incorporation require only a majority of the outstanding shares of Company Common Stock to approve matters, which under Texas law would otherwise require a greater vote, including a merger or other business combination.

Stock Ownership Guidelines

The Governance Committee and the Board believe that each director and executive officer should have a meaningful personal investment in the Company, which is intended to further align the interests of our directors and executive officers with the long-term interests of our shareholders. Under the Company’s stock ownership guidelines, each director is expected to own shares of Company Common Stock with a market value equal to at least five times such director’s annual cash retainer. Each director must meet this requirement by the later of the fifth anniversary of becoming a director or January 16, 2023.

Further, the Company’s Chief Executive Officer is expected to own shares of Company Common Stock with a market value equal to at least four times his annual base salary, and each other executive officer is expected to own shares of Company Common Stock with a market value equal to at least two times such executive officer’s annual base salary. The Chief Executive Officer must meet this requirement by the later of the fifth anniversary of becoming subject to the guidelines or January 16, 2023.

Director Resignation Vote Policy

The Company’s Bylaws provide for a director majority-vote-plus resignation policy that requires a director who receives a greater number of “withhold” votes than “for” votes in an uncontested election (“Majority Withhold Vote”) to tender his or her resignation to the Board. Pursuant to the Bylaws, the Governance Committee must consider the resignation tender and based on the factors it deems relevant, make a recommendation to the Board regarding whether to accept the director’s resignation. The Board is required to act on the Governance Committee’s recommendation within 90 days following certification of the shareholder vote.

Any director who tenders his or her resignation pursuant to the director resignation policy may not participate in the Governance Committee recommendation of the Board action regarding the resignation tender. If a majority of the members of the Governance Committee receive a Majority Withhold Vote at the same election, then all the directors who are “independent” under the listing standards of the NYSE and who did not receive a Majority Withhold Vote will appoint a special committee amongst themselves to consider the resignation tenders and recommend to the Board whether to accept any or all of them.

Board Diversity

The Company is committed to fostering, cultivating and preserving a culture of diversity and inclusion throughout the Company, including the Board. To further the Company’s commitment to diversity, in February 2021, the Board adopted amended corporate governance guidelines which provide that in selecting management-supported nominees for new director positions, the Governance Committee will include, and will direct any search firm that it engages to include, qualified women and minority candidates in the pool from which it selects candidates. This process is a version of the so-named “Rooney Rule.” The Governance Committee would not be required to follow this process with respect to any director positions added or filled in connection with a merger or acquisition transaction.

The Company’s Board currently includes three women, two of whom are ethnically diverse: Leah Henderson who has served as a director since 2007 and Ileana Blanco and Dr. Laura Murillo who were appointed to the Board in October 2022. Ms. Henderson currently serves as a member of the Risk Committee and is a former Chair and member of the Company’s Compensation Committee. Additionally, Ileana Blanco currently serves as a member of the Company’s Compensation Committee. Further, the Bank’s Board includes three women directors, one of whom is ethnically diverse, and one other minority director.

Director Tenure and Refreshment

The Governance Committee believes there is a balance between seasoned directors with knowledge of and insight into the Company and its operations and new directors who provide fresh ideas and viewpoints. While the Board has not established term limits for the directors, the Governance Committee reviews each director’s continuation of service on the Board at the end of his or her term. The Governance Committee and the Board are focused on directors that provide increasing contributions to the Board over time. The Governance Committee reviews Board composition at least annually to ensure that the Board reflects the appropriate balance of knowledge, experience, skill expertise and diversity.

Two of the Company’s fourteen directors joined the Board in October 2022 (Ms. Blanco and Dr. Murillo) and one other director joined the Board in the last five years.

Anti-Hedging Policy

As part of its Insider Trading Policy, the Board adopted a policy prohibiting all directors, officers and employees of the Company and the Bank from engaging in any hedging transactions with respect to shares of Company Common Stock, including, among other things, prepaid variable forwards, equity swaps, collars and exchange funds.

Shareholder Engagement

Dialogue with our shareholders is a critical part of the Company’s success. The Company’s Investor Relations team conducts ongoing dialogue with our shareholders via conferences, on-site visits and similar meetings and communicates financial and strategic matters through public disclosures such as quarterly earnings presentations and SEC filings. The Company intends to continue and expand its shareholder engagement efforts in 2024.

Director Nominations Process

The Governance Committee considers nominees to serve as directors of the Company and recommends such persons to the Board. The Governance Committee also considers shareholder-recommended director candidates who appear to be qualified to serve on the Company's Board and meet the criteria for nominees considered by the Committee. The Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and the Governance Committee does not perceive a need to increase the size of the Board. To avoid the unnecessary use of its resources, the Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below in the section titled “Procedures to be Followed by Shareholders.”

Criteria for Director Nominees

The Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board. The Governance Committee considers the following criteria in selecting nominees:

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financial, regulatory and business experience;
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familiarity with and participation in the local community;
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integrity, honesty and reputation;
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ability and willingness to commit adequate time to Board and committee matters;
•
independence;

•
diversity in skills, viewpoints, background, experience and demographics, including gender, race and ethnicity; and
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any other factors the Governance Committee deems relevant, including, but not limited to, age, size of the Board and regulatory disclosure obligations.

As described above under “—Board Diversity,” and as evidenced by the Board’s adoption of a version of the Rooney Rule, diversity is one criterion on which the Governance Committee bases its recommendations of new nominees for director positions. The inclusion of diversity in the criteria for director nominees reflects the Board’s belief that diversity is important to the effective functioning of the Board. Further, the Code of Ethics adopted by the Board reflects the Company’s commitment to equal opportunity for employees, without discrimination or harassment.

The Governance Committee may weigh the foregoing criteria differently in different situations, depending on the composition of the Board at the time. The Governance Committee will strive to maintain at least one director who meets the definition of “audit committee financial expert” under the rules and regulations of the SEC.

In addition, prior to nominating an existing director for re-election to the Board, the Governance Committee considers and reviews the existing director's Board and committee attendance and performance; length of board service; experience, skills and contributions that the existing director brings to the Board; and independence.

Process for Identifying and Evaluating Director Nominees

The Governance Committee is responsible for the process relating to director nominations, including identifying, interviewing and selecting individuals who may be nominated for election to the Board. The process that the Governance Committee follows when it identifies and evaluates individuals to be nominated for election to the Board is set forth below.

Identification. For purposes of identifying nominees for the Board, the Governance Committee will rely on personal contacts of the members of the Board as well as their knowledge of members of the Bank's local communities. The Governance Committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth below in the section titled “Procedures to be Followed by Shareholders.” The Governance Committee has not previously used an independent search firm in identifying nominees.

Evaluation. In evaluating potential nominees, the Governance Committee determines whether the candidate is eligible and qualified for service on the Board by evaluating the candidate under the selection criteria set forth above. In addition, for any new director nominee, the Governance Committee will conduct a check of the individual's background and interview the candidate, other than a candidate who is nominated from the board of directors of an acquired company.

Procedures to be Followed by Shareholders

Any shareholder of the Company may recommend to the Governance Committee one or more persons as a nominee for election as a director of the Company at an annual meeting of shareholders if the shareholder complies with the prior notice and information provisions contained in the Company's Bylaws.

Currently, for a director nomination to be timely, a shareholder's notice to the Company must be received at the Company's offices not less than 120 days in advance of the first anniversary of the date the Company's proxy statement was released to shareholders in connection with the previous year's annual meeting of shareholders. If the date of the annual meeting is changed by more than 30 days from the first anniversary date, the submission of a recommendation will be considered timely if it is submitted at least 80 days prior to the date the Company intends to distribute the proxy statement for the annual meeting of shareholders for the current year.

To submit a nomination of a director candidate, a shareholder must submit the following information in writing, addressed to the Chairman of the Governance Committee, care of the Corporate Secretary, at the Company's main office:

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The name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;
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A representation that the shareholder is a holder of record of stock of the Company entitled to vote at the annual meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
•
If applicable, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and
•
Such other information regarding each nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act, or any successor regulation thereto (including such person's notarized written acceptance of such nomination, consent to being named in the proxy statement as a nominee and statement of intention to serve as a director if elected).

A nomination of any person not made in compliance with the foregoing procedures will not be eligible to be voted upon by the shareholders at the meeting.

If the Governance Committee receives a director recommendation from a shareholder or group of shareholders who (individually or in the aggregate) beneficially owned greater than 5% of the Company's outstanding Common Stock for at least one year as of the date of such recommendation, the Company, as required by applicable securities law, will identify the candidate and shareholder or group of shareholders recommending the candidate and will disclose in its proxy statement whether the Governance Committee chose to nominate the candidate, as well as certain other information.

Communications with Directors

The Board will give appropriate attention to written communications received from shareholders and other interested parties and will respond if and as appropriate. Shareholders or other interested parties can contact the Presiding Director, any director or any committee of the Board by writing to any of them in care of Corporate Secretary, Prosperity Bancshares, Inc., Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027. Comments or complaints relating to the Company's accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee. Other concerns generally will be referred to the Governance Committee.

Director Attendance at Annual Meeting

The Board encourages directors to attend the annual meeting of shareholders. All of the Company's directors then in office attended the Company's 2023 annual meeting of shareholders held on April 18, 2023.

Code of Ethics

The Company's Board has adopted a Code of Ethics that applies to all directors, officers and associates, including the Company's Senior Chairman and Chief Executive Officer and senior financial officers. The Code of Ethics is available electronically on the Company's website at www.prosperitybankusa.com. The Code of Ethics may be accessed from the Company’s home page by clicking the “Investor Relations” at the bottom of the page and then selecting “Corporate Governance” from the menu.

Director Independence

The Company is required to have a majority of independent directors serving on the Company’s Board and may only have independent directors serving on each of the Company’s Audit Committee, Compensation Committee and Governance Committee pursuant to the listing standards of the NYSE and, with respect to the Audit Committee, the rules and regulations under the Exchange Act.

Under the listing standards of the NYSE, no director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with the Company (directly, or as a partner, shareholder, or officer of an organization that has a relationship with the Company). The Board makes independence determinations based on all relevant facts and circumstances when assessing the materiality of any relationship between the Company and a director or a director’s affiliation with other businesses or entities that have a relationship with the Company.

During its review of director independence, the Company’s Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including any that are reported under “Certain Relationships and Related Party Transactions” below. The Board also considered whether there were any transactions or relationships between directors or any member of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and members of the Company's senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.

Based on its review, the Board affirmatively determined that the following directors are independent under the listing standards of the NYSE: Ileana Blanco, James A. Bouligny, Leah Henderson, Ned S. Holmes, Jack Lord, William T. Luedke IV, Dr. Laura Murillo, Harrison Stafford II and Robert Steelhammer.

Environmental and Social Practices

The Company’s culture is defined by its corporate values of high standards of soundness, profitability, service, professionalism, integrity, and citizenship. We believe that operating sustainably benefits our many different stakeholders. The following section summarizes some of the Company’s recent accomplishments with respect to environmental and social practices.

Environmental Practices

Newly built and, depending upon the remodel focus, remodeled banking centers are constructed with:

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Energy efficient windows with low E insulated glass
•
LED lighting
•
Energy Star appliances
•
Insulated HVAC ductwork, controlled ventilation, and programmable thermostats
•
Occupancy sensors for lighting control
•
Programmable energy management systems for exterior lighting
•
Continuous insulation on walls and roof
•
Minimum R38 roof insulation and R21 wall insulation
•
Reflective white/light colored roofing materials
•
Greenguard certified carpets and low VOC adhesives
•
Use of LEVEL-certified furnishings for responsible manufacturing and sustainable materials
•
Electric heating and hot water heaters instead of gas appliances

During the last four years, the Company constructed or remodeled at least ten banking centers with these environmentally friendly features.

Further, in 2023, the Company’s recycling efforts:

•
Saved 3,518,097 kilowatts of energy
•
Saved 6,006,508 gallons of water
•
Saved 51,484 pounds of pollutants from being emitted into the atmosphere
•
Kept 2,832 cubic yards of waste from landfills

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Saved 14,587 trees
•
Saved 7,723 barrels of oil
•
Salvaged computers and hardware to avoid landfills

Social Practices

In the Community:

Through community giving and sponsorships, in 2023 the Company:

•
Supported housing efforts in low-income communities by providing over 1,600 home loans for a total of more than $364 million in loan funding through the Company’s Home Ownership Possibilities Program.
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Donated more than $3.1 million to over 2,170 charitable community and organizations across Texas and Oklahoma.
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Was recognized for its partnership with local non-profits in applying for matched grant funding from the Federal Home Loan Bank of Dallas totaling $17,500.
•
Made nearly $60.1 million in new Community Reinvestment Act investments and maintained over $367 million in such investments for the year.
•
Made over $667 million in Community Reinvestment Act (community development) loans.

Further, in 2023, the Company’s associates, including several Company associates who were issued awards for volunteerism and leadership in their communities,

•
Served in over 127 leadership roles with community-based organizations accumulating over 3,593 in-service hours.
•
Logged more than 9,227 of volunteer community service in collaboration with 510 community-based organizations.

Diversity

The Company is committed to fostering, cultivating and preserving a culture of diversity and inclusion. It is committed to including, integrating and serving individuals who represent different groups as defined by race, ethnicity, gender, sexual orientation, religion, age, disability, socioeconomic and family status, political affiliation, and national origin. This commitment can be seen throughout the Company, from its associates to its community outreach efforts. The Company’s associates bring a diversity of backgrounds, perspectives, and experiences that are reflective of the communities and customers the Company serves. The unique capabilities and talents that its associates invest in their work represent a significant part of not only the Company’s culture but its reputation and achievements as well.

As an affirmative action employer, the Company is fully committed to the concept and practice of equal opportunity through diversity and inclusion. In 2023, its workforce, from senior officers to tellers, was 49% minority and 74% female. More specifically, the Bank’s officers are 70% female and 36% minority.

The Company’s Board currently includes three women, two of whom are ethnically diverse: Leah Henderson, who has served as a director since 2007; and Ileana Blanco and Dr. Laura Murillo who were appointed to the Board in October 2022. Ms. Henderson currently serves as a member of the Risk Committee and is a former Chair and member of the Company’s Compensation Committee. Additionally, Ileana Blanco currently serves as a member of the Company’s Compensation Committee. Further, the Bank’s Board includes three women directors, one of whom is ethnically diverse, and one other minority director.

DIRECTOR COMPENSATION

For 2023, each director of the Company received a fee of $3,600 for attending the meeting of the Company's Board in January and a fee of $3,700 for each other meeting of the Board attended. Each director also received a fee of $750 for each committee meeting attended as a member in the first quarter of 2023 and a fee of $800 for each meeting thereafter. The Chairman of the Audit Committee received $1,900 for each committee meeting chaired in the first quarter of 2023 and a fee of $1,950 for each meeting thereafter. The Chairman of the Risk Committee received $1,850 for each committee meeting chaired in the first quarter of 2023 and a fee of $1,900 for each meeting thereafter. The Chairman of the Governance Committee and the Chairman of the Compensation Committee received $1,350 for each committee meeting chaired in the first quarter of 2023 and a fee of $1,400 for each meeting thereafter. In December 2023, the Compensation Committee recommended a one-time cash payment of $33,000 for each non-employee director of the Company in recognition that the Company’s directors were compensated below the Company’s peer group, which the Board approved.

For 2023, each director of the Bank received a fee of $1,550 for each meeting of the Bank's Board of Directors attended through March and a fee of $1,600 for each other meeting of the Board attended. Each Bank director also received a $500 fee for each committee meeting attended through March and a $550 fee for each committee meeting attended thereafter, but only if the committee meeting was held separately from the Board meeting. The Compensation Committee also recommended a one-time cash payment of $2,000 for each non-employee director of the Bank, which the Board approved.

In addition to the director fees listed above, the Compensation Committee recommended, and the Board approved, an award of 1,400 shares of restricted stock to each non-employee director of the Company. The restricted stock awards were granted on April 18, 2023 pursuant to the Company's 2020 Stock Incentive Plan. The forfeiture restrictions with respect to the restricted stock awards will lapse on the date of the 2024 annual meeting of shareholders, being April 16, 2024. For the year ended December 31, 2023, none of the non-employee directors received compensation in the form of perquisites or other personal benefits valued at $10,000 or more.

The following table contains information concerning the compensation of the directors of the Company for the fiscal year ended December 31, 2023. Messrs. Hanigan, Timanus and Zalman, who serve as directors of both the Company and the Bank, and Mr. Safady, who serves as an advisory director of the Company and a director of the Bank, are employed by the Company and any compensation for their service on the Board of Directors of the Company or the Bank is included in the Summary Compensation Table on page 33. Mr. Collier, who serves as a director of the Company, is employed by the Bank but is not a named executive officer. His compensation from the Bank is included in the “Fees Earned or Paid in Cash” column in the table below.

Director Compensation for the Fiscal Year Ended December 31, 2023

Name	Fees Earned or Paid in Cash		Stock Awards(1)	All Other Compensation(2)		Total
Ileana Blanco(6)	$49,250	(3)	$84,518	$1,540		$135,308
James A. Bouligny	46,350	(3)	84,518	2,970		133,838
W.R. Collier	143,900	(4)	—	326,576	(5)	470,476
Leah Henderson	50,050	(3)	84,518	2,970		137,538
Ned S. Holmes	52,800	(3)	84,518	2,970		140,288
Jack Lord	50,850	(3)	84,518	2,970		138,338
William T. Luedke IV	52,800	(3)	84,518	2,970		140,288
Perry Mueller, Jr., D.D.S.	47,700	(3)	84,518	2,970		135,188
Laura Murillo(6)	47,700	(3)	84,518	1,540		133,758
Harrison Stafford II	57,000	(3)	84,518	2,970		144,488
Robert Steelhammer	54,900	(3)	84,518	2,970		142,388

(1)
Represents the aggregate grant date fair value of restricted stock awarded pursuant to the Company's 2020 Stock Incentive Plan in the fiscal year ended December 31, 2023, which was computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“ASC Topic 718”).
(2)
Other than for Mr. Collier, the amount represents dividend payments on unvested restricted stock awards.
(3)
Includes a cash payment of $33,000.
(4)
Consists of $14,700 in fees paid for service as a director of the Company and $126,000 received as salary.
(5)
The amount represents (a) the aggregate incremental cost to the Company of all perquisites and personal benefits provided to Mr. Collier, which includes Company matching contributions under the 401(k) Plan of $6,066, personal use of an automobile of $560 and an allowance of $126 for premiums paid on a long-term disability insurance policy plus (b) $321,156 received pursuant to a deferred compensation agreement assumed by the Company in connection with the acquisition of American State Financial Corporation.
(6)
Ms. Blanco and Dr. Murillo were appointed as directors on October 5, 2022.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation Discussion and Analysis

The Compensation Discussion and Analysis provides an overview of the objectives of the Company’s executive compensation program and describes the material components of the compensation program for the Company’s named executive officers. For 2023, the named executive officers are listed below.

Named Executive Officer	Title
David Zalman	Senior Chairman of the Board and Chief Executive Officer
Asylbek Osmonov	Chief Financial Officer
H.E. Timanus, Jr.	Chairman of the Board
Edward Z. Safady	Vice Chairman
Kevin J. Hanigan	President and Chief Operating Officer

Executive Summary

The Company seeks to align closely the interests of its executive officers with the interests of its shareholders. The Company’s compensation program is designed to reward the executive officers, including the named executive officers, for the achievement of short-term and long-term strategic and operational goals and the achievement of maximizing shareholder value, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. Generally, each named executive officer’s total compensation consists of a mix of base salary, annual incentive awards consisting of cash and performance-based short-term equity awards, long-term equity incentive awards and discretionary cash bonuses, although not every component may be awarded in a given year.

Despite being subject to significant governmental regulations, such as the Dodd-Frank Act and the Durbin Amendment, significant pressure on deposits and liquidity resulting from rapidly rising interest rates and the two large bank failures in March 2023, as well as increased competition from banks and non-banks, the Company’s overall financial performance in 2023 remained strong. That financial performance, the consummation of a bank acquisition, a pending bank acquisition, and the individual performances of the named executive officers served as key factors in determining the compensation for 2023, including as follows:

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Total return, earnings per share, asset quality, return on average equity, dividend payments, efficiency ratio and increases in assets, loans and deposits are the metrics for the annual incentive bonus program. These metrics provide for a balanced approach to measuring annual Company performance.
•
The annual incentive bonus program is based on the Company’s performance over a one-year period, while the long-term equity incentive awards and discretionary cash bonus awards are based on a combination of Company and individual performance.
•
A portion of the payment under the annual incentive bonus program is made through a grant of restricted stock, the value of which is closely linked to the Company’s total shareholder return.

The Company encourages you to read this Compensation Discussion and Analysis for a detailed discussion and analysis of the Company’s executive compensation program.

Overview of Compensation Program

The Compensation Committee of the Board is responsible for discharging the responsibilities of the Board relating to the compensation of the Company's Chief Executive Officer, directors and other executive officers. Ned S. Holmes, Ileana Blanco and Harrison Stafford II, each of whom the Board has determined to be an independent director, as defined in the listing standards of the NYSE, currently serve on the Compensation Committee. In addition, the Compensation Committee and the Board have reviewed the compensation policies and practices for all employees and concluded that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on the Company.

This discussion and analysis describes the components of the Company's compensation program for its named executive officers and describes the basis on which the Compensation Committee made its 2023 compensation determinations with respect to the named executive officers of the Company.

At the Company’s 2023 annual meeting, the advisory Say-on-Pay vote regarding the Company’s compensation of its named executive officers received approval from holders of shares reflecting 95% of the votes cast. Although the vote was non-binding, the Board and the Compensation Committee did review and consider the overwhelmingly supportive voting results when making decisions regarding the Company’s executive compensation program. Further, in 2023, the shareholders selected, by 96% of the votes cast on an advisory basis, an annual frequency for the advisory Say-on-Pay vote.

Role of Executives in Establishing Compensation

The Compensation Committee, either as a committee or together with the other independent directors of the Company, makes all decisions with respect to the compensation of the Company’s executive officers, including the named executive officers. The Chief Executive Officer provides input regarding the performance of the other executive officers, including the named executive officers, and makes recommendations for compensation amounts payable to these other executive officers. The Compensation Committee evaluates the Chief Executive Officer's performance in light of the Company's goals and objectives relevant to his compensation and, either as a committee or together with the other independent directors of the Company, determines and approves the Chief Executive Officer's compensation level. The Chief Executive Officer is not involved with any aspect of determining his own pay.

Compensation Committee Activity

When reviewing named executive officer compensation, the Compensation Committee and the Board review all elements of current and historic compensation for each named executive officer. The Compensation Committee also makes recommendations to the Board as to all restricted stock grants to the named executive officers made pursuant to the Company's stock incentive plans.

Compensation Philosophy

The Company believes that compensation of its named executive officers should enhance and reinforce the goals of the Company for profitable growth, continuation of a sound overall condition and maintaining shareholder value by attracting and retaining strong talent and providing key employees with additional financial rewards for the attainment of such growth and stable financial and operating conditions. The Compensation Committee believes that these goals are best supported by:

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rewarding individuals for outstanding performance and contributions to the Company's success;
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compensating the Company's named executive officers competitively with similarly situated executive officers; and
•
providing the Company's named executive officers with equity in the Company to encourage such officers to focus on the long-term growth and prospects of the Company.

The Compensation Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior officers in key positions and that the compensation provided to the named executive officers remains competitive relative to the compensation paid to similarly situated executive officers within its peer group while being in the best interests of the Company and its shareholders.

Peer Group

The Compensation Committee reviews the compensation of the Chief Executive Officer and the other named executive officers relative to the compensation paid to similarly situated executives at companies that the Company considers to be peer companies. The Compensation Committee does not benchmark the compensation of the named executive officers to a certain percentage or range of compensation within its peer group, but rather believes that the compensation paid to similarly situated executives should be a point of reference for measurement and not the determinative factor for the Company's named executive officers’ compensation. Because the comparative compensation information is just one of the analytical tools that are used in setting named executive officer compensation, the Compensation Committee has discretion in determining the nature and extent of its use. Further, given the limitations associated with comparative pay information for setting individual executive compensation, including the difficulty of assessing and comparing wealth accumulation through equity gains and post-employment amounts, the Compensation Committee may elect not to use the comparative compensation information at all in the course of making compensation decisions.

The Compensation Committee believes that the peer group of companies listed below is representative of the sector in which the Company operates. This group includes public bank holding companies with assets between $25 billion and $75 billion as of December 31, 2022. These companies were chosen because of their similarity in size to the Company, as measured by total assets.

The Company’s peer group for assessing 2023 compensation consisted of the following companies:

• Associated Banc-Corp	• PacWest Bancorp
• BankUnited, Inc.	• Pinnacle Financial Partners, Inc.
• BOK Financial Corporations	• SouthState Corporation
• Cadence Bank	• Synovus Financial Corp.
• Columbia Banking System, Inc.	• Texas Capital Bancshares, Inc.
• Commerce Bancshares, Inc	• UMB Financial Corporation
• Cullen Frost Bankers, Inc.	• Valley National Bancorp
• First Interstate BancSystem, Inc.	• Webster Financial Corporation
• F.N.B. Corporation	• Western Alliance Bancorporation
• Hancock Whitney Corporation	• Wintrust Financial Corporation
• Old National Bancorp

During 2023, the Compensation Committee reviewed the base salary, bonus and value of stock and option compensation of similarly situated executive officers at the bank holding companies included in the Company's peer group and considered the performance of its competitors and general economic and market conditions in setting compensation for each named executive officer.

Setting Executive Compensation

In setting the 2023 compensation of each of the named executive officers, the Compensation Committee reviewed all components of their respective compensation, including base salary, annual non-equity-based incentive bonus, long-term equity-based incentive compensation, restricted stock awards, accumulated vested and unvested restricted stock awards, the dollar value to the executive and cost to the Company of all perquisites and other personal benefits and the projected payout obligations that may be owed in certain circumstances under any existing employment or other agreements. In addition, the Compensation Committee reviewed each named executive officer's compensation history and comparative performance information.

Components of Executive Compensation

The principal components of the Company's executive compensation program are:

•
Base salary;
•
Annual incentive bonus program;
•
Long-term equity-based incentive compensation;
•
Discretionary cash bonus;
•
401(k) plan matching contributions; and
•
Perquisites and other personal benefits.

Base Salary

Salaries provide the named executive officers with a base level of monthly income and help achieve the objectives outlined above by attracting and retaining strong talent. Base salary levels for all named executive officers were reviewed during 2023, and adjustments were approved by the Board based on the recommendation of the Compensation Committee. Salary adjustments, if any, for the named executive officers generally are effective on May 1 of each year. For all named executive officers, other than the Chief Executive Officer, the Compensation Committee considered peer group compensation information, tenure of service, scope of the position, including current job responsibilities, the named executive officer's individual performance and contribution to the Company, the recommendation of the Chief Executive Officer and such other factors as the Compensation Committee deemed appropriate. The base salary level for the Chief Executive Officer was determined by the Compensation Committee based upon the overall performance of the Company, peer group compensation information, current job responsibilities, an evaluation of his individual performance and such other factors as the Compensation Committee deemed appropriate.

The base salary for Mr. Hanigan was negotiated as part of his employment agreement entered into in connection with the LegacyTexas merger in 2019 and was approved by the Board.

The Compensation Committee monitors the base salary levels and the various incentives of the named executive officers of the Company to ensure that overall compensation is consistent with the Company's objectives and remains competitive within the peer group identified above. In setting the goals and measuring a named executive officer's performance against those goals, the Company considers the performance of its competitors and general economic and market conditions. None of the factors included in the Company's strategic and business goals is assigned a specific weight. Instead, the Compensation Committee recognizes that the relative importance of these factors may change in order to adapt the Company's operations to specific business challenges and to reflect changing economic and marketplace conditions.

Incentive Compensation. The Company’s incentive compensation program for the named executive officers, consists of three components, each of which is described below: (1) a formulaic annual incentive bonus program, other than for Mr. Osmonov who does not participate in such program, (2) long-term equity-based incentive awards and (3) discretionary cash bonus awards.

Annual Incentive Bonus Program

The Company's annual incentive bonus program is designed to help achieve the objectives of the compensation program by rewarding the members of the Company’s executive committee, which includes the named executive officers (other than Mr. Osmonov), for the attainment of profitable growth and stable financial and operating conditions. The annual incentive bonus program provides for cash and short-term equity awards determined pursuant to a formulaic plan based on the Company’s achievement of pre-defined financial performance targets for the applicable year and has no subjective or discretionary component. The annual bonus awarded to the Company's Chief Executive Officer may be an amount up to 200% of his current base salary. The annual bonus that may be awarded to each of the Company's Chairman, Vice Chairman and President and Chief Operating Officer may be an amount up to 175% of such officer’s current base salary. Each of the four other members of the executive committee, each an Executive Vice President, was eligible for an annual bonus amount of up to 100% of his or her current base salary.

Each year, based on the recommendation of the Compensation Committee, the Board approves the percentage of the annual incentive bonus program to be paid in cash and in restricted stock. For each of 2023, 2022 and 2021, the annual incentive bonuses were paid approximately 25% in restricted stock and approximately 75% in cash. Generally, all of the restricted stock and approximately 90% of the cash portion of the annual incentive bonus is paid in December of the year earned, and the remaining percentage of the cash portion is paid after the Company’s independent auditors have issued their final report confirming the financial results for the year in which the annual incentive bonus was earned, but no later than March 15 of the following year.

The target performance goals and the allocation of the total eligible annual incentive bonus amount to each goal are set annually by the Compensation Committee. For 2023, the performance goals were quantitative in nature and the Compensation Committee determined the 2023 annual incentive bonus based on achievement of those quantitative goals.

In determining the amount of the annual incentive bonus, a target performance goal is established with respect to nine performance indicators. These indicators consist of total return, asset quality, increase in earnings per share, increase in deposits, increase in assets, increase in loans, return on average equity, efficiency ratio and increase in dividends. Asset quality is measured by the actual net charge offs as a percentage of average loans for the twelve-month period. A specific percentage weight of the total eligible bonus is allocated to each of these performance indicators.

Acquisitions are a part of the Company’s overall strategy and the Board wants to incentivize management to continue to pursue such strategy. Therefore, similar to the treatment of the LegacyTexas merger in 2019, the Compensation Committee approved that for the purpose of satisfying the target performance goals in 2023, the Company’s performance with respect to increase in earnings per share, return on average equity and efficiency ratio should be calculated by excluding the one-time expenses related to the First Bancshares of Texas, Inc. and Lone Star State Bancshares, Inc. mergers. Further, for the purpose of satisfying the same target performance goals in 2023, the Compensation Committee approved the exclusion of the FDIC special assessment of $19.9 million accrued in the fourth quarter of 2023.

In 2023, 15% of the total eligible bonus was allocated to each of total return, asset quality, increase in earnings per share, efficiency ratio and return on average equity, 10% was allocated to increase in dividends and 5% was allocated to each of the remaining performance indicators. If the Company's performance reaches or exceeds the target goal with respect to a particular indicator, the named executive officer will receive a bonus for such indicator based on the amount by which actual performance exceeded the target goal as set forth below, up to the set percentage of bonus allocated to such performance indicator.

For 2023, the target goals and calculation factor for each of the nine performance indicators were as follows:

Indicator	Target	Calculation Factor
Total return	8.0%	2% for each 1% above the target
Increase in earnings per share	8.0%	2% for each 1% above the target
Increase in deposits	5.0%	1% for each 1% above the target
Increase in assets	5.0%	1% for each 1% above the target
Increase in loans	5.0%	1% for each 1% above the target
Return on average equity	8.0%	2% for each 1% above the target
Efficiency ratio	55.0%	2% for each 1% below the target
Increase in dividends	7.0%	2% for each 1% above the target
Asset quality	0.5%	1% for each 0.01% below the target

If the Company's performance is greater than the target goal for efficiency ratio and asset quality or less than the target goal with respect to any other performance indicator, no incentive compensation is payable for that particular indicator. For 2023, the annual incentive bonus earned by each eligible named executive officer was approximately 35% of the aggregate incentive bonus possible for such named executive officer.

Long-Term Equity-Based Incentive Compensation

In addition to the formulaic annual incentive bonus program, the Company maintains a long-term equity-based incentive compensation program for its executive officers, including the named executive officers, and other key employees, in order to attract and retain key employees and enable those persons to participate in the long-term success of the Company. Under this component of compensation, in recent years the Company has granted primarily restricted stock awards to officers. Long-term equity-based awards are discretionary and not granted on a set schedule. Historically, under this program, the Company has predominantly granted shares of restricted stock to employees with a three-year cliff vesting.

During 2023, the following shares of restricted stock were awarded to the named executive officers: 8,429 shares granted pursuant to the annual incentive bonus program and no shares granted pursuant to the long-term equity-based incentive program.

Discretionary Cash Bonus

The Compensation Committee determines any discretionary cash bonus award for the named executive officers annually based upon the Company’s performance and each officer’s contribution. The Compensation Committee also may award cash bonuses to other senior officers of the Company and the Bank.

Based upon the recommendation of the Compensation Committee, the Board of Directors (other than Messrs. Zalman, Timanus, Hanigan and Collier) approved the award of discretionary cash bonuses to certain executive officers, including the named executive officers, based upon a subjective evaluation of each such officer’s performance and contribution during 2023 and the Company’s performance. The Compensation Committee considered, among other things, the Company’s financial performance relative to its peers, the executive officers’ compensation relative to the compensation of similarly situated peer executive officers, the bonuses that were paid in the prior year. As a result of this review and based on the Company’s overall performance, in 2023 Mr. Zalman received a discretionary bonus of $1,135,000, Mr. Timanus received a discretionary bonus of $616,000, Mr. Safady received a discretionary bonus of $531,000, Mr. Hanigan received a discretionary bonus of $531,000 and Mr. Osmonov was awarded a bonus of $410,000.

401(k) Plan

The Company does not provide retirement benefits to its named executive officers, other than through its contributory profit sharing plan established pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), covering substantially all employees (the “401(k) Plan”). Under the 401(k) Plan, the Company may make matching contributions in its discretion. In 2023, the Company matched 50% of an employee's contributions to the 401(k) Plan, including contributions by the named executive officers, up to 15% of compensation, not to exceed the annual IRS contribution limit, excluding catch‑up contributions.

Perquisites and Other Personal Benefits

Perquisites and other personal benefits represent a small part of the Company's executive compensation program. The named executive officers are eligible to participate in the Company's employee benefits plans, which are generally available to all Company employees. The Compensation Committee annually reviews the perquisites and other personal benefits provided to the named executive officers and offers such benefits after consideration of the business need. The primary perquisites provided by the Company include a car or car allowance, club memberships and payment of or an allowance for certain life and long-term disability insurance premiums.

In addition, the Company provides use of a jet aircraft to certain executive officers and directors in connection with their business travel requirements for the Company. This service is afforded to these individuals to reduce travel time and related disruptions and to provide additional security, thereby increasing their availability, efficiency and productivity. Infrequently, spouses and guests of certain executive officers and directors may ride along on the Company aircraft when the aircraft is already going to a specific destination for a business reason, which has a nominal incremental cost to the Company. With respect to the travel of such spouse or guest, income is imputed to the executive officer or director for income tax purposes and the individual is not provided a tax reimbursement by the Company. Occasionally, the aircraft may be used by the Senior Chairman and Chief Executive Officer or other executive officers of the Company at the direction of the Chief Executive Officer for personal reasons. With respect to this personal travel, income is imputed to such executive officer for income tax purposes, and such officer is not provided a tax reimbursement by the Company.

Tax and Accounting Implications

Stock-Based Compensation. The Company accounts for stock-based compensation, including restricted stock awards granted pursuant to its 2020 Stock Incentive Plan, in accordance with the requirements of ASC Topic 718.

Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally places a $1,000,000 limit on the amount of compensation a publicly held corporation can deduct for individual compensation to certain of its executive officers in any taxable year. Although deductibility of compensation is preferred, tax deductibility is not a primary objective of the Company's compensation programs. The Company believes that achieving its objectives under the compensation philosophy set forth above is more important than the benefit of tax deductibility. The Company reserves the right to maintain flexibility in how it compensates its executive officers that may result in limiting the deductibility of amounts of compensation from time to time.

Pursuant to the Tax Cuts and Jobs Act enacted in December 2017, the exemption from the deduction limit under Section 162(m) for performance‑based compensation was repealed for tax years beginning in 2018, such that compensation paid to the Company’s covered executive officers in excess of $1,000,000 will not be deductible unless it qualifies for transition relief applicable to a written binding contract in effect on November 2, 2017 that is not subsequently modified. Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) after the legislative change, including the scope of the application of the transition relief under the legislation repealing the performance-based compensation exemption from the deduction limit, compensation originally intended to satisfy the requirements for exemption from Section 162(m) may not, in fact, be fully deductible.

Nonqualified Deferred Compensation. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A of the Internal Revenue Code (“Section 409A”), and such benefits do not comply with Section 409A, then the benefits are taxable in the first year in which they are not subject to a substantial risk of forfeiture. In such case, the recipient is subject to regular federal income tax, interest and an additional tax of 20% of the benefit includible in income.

Board Compensation Committee Report on Executive Compensation

Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report of the Compensation Committee shall not be deemed to be incorporated by reference into any such filing.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Ned S. Holmes (Chair)

Ileana Blanco

Harrison Stafford II

Summary Compensation Table

Summary Compensation Table for the Last Three Fiscal Years Ended December 31, 2023

Name and Principal Position	Year	Salary		Bonus(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
David Zalman	2023	$1,105,186	(5)	$1,135,000	$160,656	$589,350	$238,816	$3,229,008
Senior Chairman of the Board and Chief Executive Officer	2022	1,066,578	(5)	1,130,227	154,808	464,534	219,427	3,035,574
	2021	1,041,712	(5)	1,000,000	2,666,214	612,548	213,699	5,534,173

Asylbek Osmonov	2023	350,859		410,000	—	—	31,100	791,959
Chief Financial Officer	2022	337,365		410,121	522,900	—	25,292	1,295,678
	2021	330,750		300,000	—	—	23,534	654,284

H. E. Timanus, Jr.	2023	582,073	(5)	616,000	71,929	263,919	75,792	1,609,713
Chairman of the Board	2022	563,584	(5)	615,817	69,337	208,016	66,190	1,522,944
	2021	548,581	(5)	500,000	1,498,315	274,311	62,435	2,883,642

Edward Z. Safady	2023	581,771	(6)	531,000	71,862	263,801	73,399	1,521,833
Vice Chairman	2022	563,294	(6)	530,808	69,264	207,901	69,681	1,440,948
	2021	548,297	(6)	400,000	1,498,243	274,182	58,987	2,779,709

Kevin J. Hanigan	2023	1,105,186	(5)	531,000	140,607	515,647	158,531	2,450,971
President and Chief Operating Officer	2022	1,066,577	(5)	530,907	2,362,676	406,468	128,804	4,495,432
	2021	1,041,712	(5)	400,000	178,509	535,933	133,775	2,289,929

(1)
For each year shown, the Company awarded discretionary cash bonuses to the named executive officers for their efforts during those years in recognition of such officer’s contribution and the Company’s performance.
(2)
Represents the aggregate grant date fair value of restricted stock awarded pursuant to the Company's 2020 Stock Incentive Plan in the fiscal years shown, which was computed in accordance with ASC Topic 718. For Messrs. Zalman, Timanus and Safady, for 2023 and 2022, and for Mr. Hanigan for 2023 and 2021, the amount shown was awarded on the last trading day of the year indicated as payment of approximately 25% of the total annual incentive bonus earned by the named executive officer.
(a)
In 2021, Mr. Zalman received a restricted stock award of 35,000 shares on January 19, 2021 with a grant date fair value of $2,462,250. This award vested in January 2024, three years from the grant date. For SEC reporting purposes, the grant date fair value must be reported in the year of the grant, regardless of the three-year cliff vesting period. Additionally, of the amount shown, $203,958 relates to restricted stock awarded on December 31, 2021 as payment of approximately 25% of the total annual incentive bonus awarded to the named executive officer.
(b)
In 2022, Mr. Osmonov received a restricted a restricted stock award of 7,500 shares, which vest in July 2025, three years from the grant date.
(c)
In 2021, Mr. Timanus received a restricted stock award of 20,000 shares on January 19, 2021 with a grant date fair value of $1,407,000. This award vested in January 2024, three years from the grant date. Additionally, of the amount shown, $91,315 relates to restricted stock awarded on December 31, 2021 as payment of approximately 25% of the total annual incentive bonus awarded to the named executive officer.
(d)
In 2021, Mr. Safady received a restricted stock award of 20,000 shares on January 19, 2021 with a grant date fair value of $1,407,000. This award vested in January 2024, three years from the grant date. Additionally, of the amount shown, $91,243 relates to restricted stock awarded on December 31, 2021 as payment of approximately 25% of the total annual incentive bonus awarded to the named executive officer.
(e)
In 2022, Mr. Hanigan received a restricted stock award of 30,000 shares with a grant date fair value of $2,227,200. The award will vest in October 2025, three years from the grant date. Additionally, of the amount shown, $135,476 relates to restricted stock awarded on December 30, 2022 as payment of approximately 25% of the total annual incentive bonus awarded to the named executive officer.
(3)
The amounts in this column represent approximately 75% of the total annual incentive bonus awarded to the named executive officer. The remainder of the annual incentive bonus was paid to such officer in the form of restricted stock rather than cash, as shown in the “Stock Awards” column.

(4)
The amounts in this column represent all perquisites and personal benefits and other compensation provided to the named executive officers as set forth below. The dividend amounts in this column represents the dollar value of dividends paid (as part of a dividend paid to all shareholders) on unvested restricted stock; such dividends were not factored into the grant date fair value of stock required to be reported in the Stock Awards column of the table.
(a)
For Mr. Zalman, the 2023 amount includes club membership dues of $1,965, Company matching contributions under the 401(k) Plan of $11,250, personal use of automobiles of $20,148, personal use of aircraft of $83,985 (the aggregate incremental cost to the Company), premiums paid on a life insurance policy of $38,530, an allowance of $300 for premiums paid on a long-term disability insurance policy, and $82,638 in dividend payments on unvested restricted stock awards. The aggregate incremental cost to the Company for personal use of the Company aircraft is based on the following variable costs incurred as a result of personal flight activity: a pro rata portion of ongoing maintenance and fuel costs, co-pilot fees and any travel expenses for the pilots. It excludes non-variable costs, such as hangar rental, insurance and aircraft management services, which would have been incurred regardless of whether there was any personal use. Aggregate incremental cost, if any, of travel by the executive’s family or other guests when accompanying the executive is also included.
(b)
For Mr. Osmonov, the 2023 amount includes Company matching contributions under the 401(k) Plan of $11,250, personal use of an automobile of $3,050, premiums paid on a long-term disability insurance policy of $300 and $16,500 in dividend payments on unvested restricted stock awards.
(c)
For Mr. Timanus, the 2023 amount includes club membership dues and a social allowance of $10,206, Company matching contributions under the 401(k) Plan of $11,250, personal use of an automobile of $7,379, premiums paid on a long-term disability insurance policy of $433, and $46,524 in dividend payments on unvested restricted stock awards.
(d)
For Mr. Safady, the 2023 amount includes club membership dues of $8,639, Company matching contributions under the 401(k) Plan of $10,843, personal use of an automobile of $3,283, premiums paid on a life insurance policy of $3,810, an allowance of $300 for premiums paid on a long-term disability insurance policy, and $46,524 in dividend payments on unvested restricted stock awards.
(e)
For Mr. Hanigan, the 2023 amount includes club membership dues of $2,100, Company matching contributions under the 401(k) Plan of $11,250, personal use of an automobile of $3,098, personal use of aircraft of $70,403 (the aggregate incremental cost to the Company), premiums paid on a life insurance policy of $446, an allowance of $300 for premiums paid on a long-term disability insurance policy, and $70,934 in dividend payments on unvested restricted stock awards.
(5)
For 2023, includes $19,050 in fees paid for service as a director of the Bank and $14,700 in fees paid for service as a director of the Company. For 2022, includes $18,450 in fees paid for service as a director of the Bank and $17,900 in fees paid for service as a director of the Company. For 2021, includes $17,880 in fees paid for service as a director of the Bank and $13,805 in fees paid for service as a director of the Company.
(6)
For 2023, includes $19,050 in fees paid for service as a director of the Bank and $14,700 in fees paid for service as an advisory director of the Company. For 2022, includes $18,450 in fees paid for service as a director of the Bank and $17,900 in fees paid for service as an advisory director of the Company. For 2021, includes $17,880 in fees paid for service as a director of the Bank and $13,805 in fees paid for service as an advisory director of the Company.

Grants of Plan-Based Awards

The following table contains information concerning awards made to each eligible named executive officer under any non-equity incentive plan during the fiscal year ended December 31, 2023:

Grants of Plan-Based Awards for the Fiscal Year Ended December 31, 2023

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
Name	Target(1)	Maximum(2)
David Zalman	$750,006	$2,142,872
Asylbek Osmonov	—	—
H.E. Timanus, Jr.	335,848	959,565
Edward Z. Safady	335,663	959,037
Kevin J. Hanigan	656,255	1,875,013

(1)
The amount listed in the Target column represents the amount of the annual incentive bonus earned by each of the eligible named executive officers in 2023. This amount is the sum of the amount attributable to the annual incentive bonus and included in the “Stock Awards” column and the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table included above. There were no thresholds included under the Company's annual incentive bonus program. Mr. Osmonov did not participate in the Company’s annual incentive bonus program in 2023.
(2)
The amount listed in the Maximum column represents the possible incentive bonus the participating named executive officers were eligible to receive pursuant to the Company's annual incentive bonus program based upon certain performance targets of the Company. The program is discussed in greater detail above under “Compensation Discussion and Analysis—Annual Incentive Compensation.” The dollar amount for each award has been determined and is listed in the Target column.

Outstanding Equity Awards

The following table contains information concerning the outstanding restricted stock awards for each named executive officer as of December 31, 2023. As of December 31, 2023, no named executive officer had unexercised stock options.

Outstanding Equity Awards at December 31, 2023

Name	Number of Shares of Stock That Have Not Vested		Market Value of Shares of Stock That Have Not Vested(1)
David Zalman	941	(2)	$63,734
	1,420	(3)	96,176
	2,372	(4)	160,656
	35,000	(5)	2,370,550

Asylbek Osmonov	7,500	(6)	507,975

H.E. Timanus, Jr.	421	(2)	28,515
	636	(3)	43,076
	1,062	(4)	71,929
	20,000	(5)	1,354,600

Edward Z. Safady	421	(2)	28,514
	636	(3)	43,076
	1,061	(4)	71,862
	20,000	(5)	1,354,600

Kevin J. Hanigan	823	(2)	55,742
	1,243	(3)	84,188
	2,076	(4)	140,608
	30,000	(7)	2,031,900

(1)
Based on the closing price of $67.73 per share of the Company's Common Stock on the NYSE on December 29, 2023, the last trading day of the year.
(2)
These shares of restricted stock vested on February 15, 2024.
(3)
One-half of these shares of restricted stock vested on February 15, 2024 and the remaining one-half will vest on February 15, 2025.
(4)
One-third of these shares of restricted stock vested on February 15, 2024. One-third of these shares of restricted stock will vest on February 15, 2025 and the remaining one-third will vest on February 15, 2026.
(5)
These shares of restricted stock vested on January 19, 2024.
(6)
These shares of restricted stock will vest on July 19, 2025.
(7)
These shares of restricted stock will vest on October 18, 2025.

Stock Vested

The following table contains information concerning the vesting of restricted stock during the fiscal year ended December 31, 2023 for each named executive officer. No named executive officer had any options vested during 2023 or outstanding as of December 31, 2023.

Stock Vested for the Fiscal Year Ended December 31, 2023

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
David Zalman	2,938	$222,377
Asylbek Osmonov	—	—
H.E. Timanus, Jr.	1,316	99,608
Edward Z. Safady	1,315	99,532
Kevin J. Hanigan	2,571	194,599

(1)
Based on the closing price of the Company’s Common Stock on the NYSE on the vesting date.

Potential Payments upon Termination or Change in Control

The Company considers the establishment and maintenance of a sound and vital management team to be essential to protecting and enhancing its best interests and those of its shareholders. In this regard, the Company recognizes that the possibility of a change in control may exist and that such possibility, and the uncertainty and questions which it may raise among the named executive officers, may result in the departure or distraction of the named executive officers to the Company's detriment and that of its shareholders. Accordingly, the Company's Board has taken appropriate steps to reinforce and encourage the continued attention and dedication of the Company's Senior Chairman and Chief Executive Officer, Chairman and Vice Chairman to their assigned duties without distraction in the face of the potentially disturbing circumstances arising from the possibility of a change in control. Accordingly, the Company entered into employment and change-in-control agreements with each of David Zalman, H.E. Timanus, Jr. and Edward Z. Safady.

On December 29, 2023, upon the recommendation of the Compensation Committee and approval by the Board, the Company and the Bank entered into an amended and restated employment agreement with David Zalman. Among other things, the employment agreement, as amended and restated, removes the age restriction related to extensions of the term of the agreement, so that the agreement now may be extended beyond the year in which Mr. Zalman turned age 67, which was 2023.

The employment agreements with Messrs. Zalman and Timanus each provide for an initial term of three years and are automatically extended for an additional year each year thereafter, unless terminated in accordance with its terms.

On March 10, 2021, upon the recommendation of the Compensation Committee and approval by the Board, the Company and the Bank entered into a new employment and change-in-control agreement with Edward Z. Safady that replaced his prior employment agreement. The employment agreement with Mr. Safady provides for an initial three-year term, with automatic one-year renewal periods thereafter, unless either party provides the other with 60 days’ prior written notice of an election not to renew the Agreement.

Historically, the Bank has also entered into employment agreements with certain key employees of a target financial institution, with the term of employment effective upon the completion of the acquisition. In connection with the LegacyTexas merger, the Bank entered into an employment agreement with Kevin J. Hanigan, which expired in accordance with its terms on November 1, 2022, three years following the effective time of the LegacyTexas merger.

Change in Control Provisions in Employment Agreements

The employment agreement with Mr. Zalman provides that upon a Change in Control (capitalized terms are defined in the applicable employment agreement), regardless of whether there has been a termination of employment, he will be entitled to receive from the Company a lump sum cash payment equal to three times his base salary then in effect, plus three times the average of his earned annual bonus payment (consisting of the bonus paid under the formulaic annual incentive bonus program and any discretionary cash bonus) for the two years prior to the Change in Control. In addition, the employment agreement provides that any outstanding shares of restricted stock of the Company will vest upon a Change in Control.

The employment agreement with Mr. Timanus provides that upon a Change in Control, regardless of whether there has been a termination of employment, the executive will be entitled to receive from the Company a lump sum cash payment equal to three times his base salary then in effect. These employment agreements do not contain post-employment non-competition or non-solicitation restrictions.

The employment agreement with Mr. Safady provides that if his position were terminated by the Company without Cause or by Mr. Safady with Good Reason during the period that begins six months before and ends twelve months after a Change in Control, he would receive a payment equal to three times his base salary then in effect, plus three times the average of his earned annual bonus payment (consisting of the bonus paid under the formulaic annual incentive bonus program and any discretionary cash bonus) for the two years prior to his termination date. In either event, Mr. Safady would continue to be subject to the non-competition and non-solicitation provisions of his employment agreement until the later of the end of the term or one year following his termination date.

The change in control payments to be made under the employment agreements are subject to a limitation that the total amount of all payments to the executive that would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Internal Revenue Code) shall be reduced so that no portion of such payments to the executive would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, other than in the circumstances specified in the employment agreements. Each of Messrs. Zalman, Timanus and Safady has the power to terminate his employment with the Company on 30 days prior written notice.

Change in Control Provisions in Equity Plans and Agreements

The named executive officers have been granted restricted stock awards pursuant to the Company’s 2020 Stock Incentive Plan. Under the 2020 Stock Incentive Plan, in the event of a change in control (as defined in the 2020 Stock Incentive Plan) the outstanding awards are not immediately vested or exercisable. However, the Compensation Committee may take one or more of the following actions as it deems appropriate with respect to outstanding awards: (1) accelerate the vesting of any outstanding award, (2) provide a cash payment for any outstanding award and/or (3) provide that any outstanding award may be assumed or substituted by an entity that acquires control of the Company.

More specifically, the Compensation Committee, in its sole discretion, may accelerate the vesting date of any outstanding award, the payout of such awards, or both, provided that such action does not conflict with any provision contained in an award agreement unless that provision is amended in accordance with the 2020 Stock Incentive Plan.

Payment upon Change in Control

The table below reflects the amount of compensation payable to each of the Company's named executive officers in the event of a change in control. The treatment of outstanding restricted stock granted to each of the named executive officers pursuant to the 2020 Stock Incentive Plan upon a change in control will be determined by the Compensation Committee, unless otherwise specified in the executive’s employment agreement. For purposes of this table, it is assumed that such restricted stock will become vested upon a change in control.

The amounts shown below assume that a change in control occurred on December 29, 2023 (the last trading day of the year) and includes the shares granted to each of Messrs. Zalman, Timanus, Safady and Hanigan on December 29, 2023 pursuant to the annual incentive bonus program. The amounts also assume a price per share of the Common Stock equal to $67.73 based on the closing price of the Common Stock on the NYSE on December 29, 2023. These amounts are estimates of the amounts that would have been paid to the named executive officer upon a change in control as of that date under the specified circumstances. The actual amounts to be paid can only be determined at the time of such change in control.

Name	Salary/Bonus		Acceleration and Continuation of Equity Awards(1)	Total Change in Control Benefits
David Zalman(2)	$8,666,169	(3)	$2,691,116	$11,357,285
Asylbek Osmonov	—		507,975	507,975
H.E. Timanus, Jr.(2)	1,644,969	(4)	1,498,120	3,143,089
Edward Z. Safady(2)	4,156,017	(5)	1,498,052	5,654,069
Kevin J. Hanigan	—		2,312,438	2,312,438

(1)
Reflects the value of any unvested shares of restricted stock that would vest and become freely tradable based on the closing price of $67.73 per share of the Company’s Common Stock on the NYSE on December 29, 2023, the last trading day of the year.
(2)
The payments to be made to this named executive officer under his employment agreement are subject to a limitation that the total amount of all payments to the named executive officer that would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Internal Revenue Code) shall be reduced so that no portion of such payments to such executive officer would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, other than in the circumstances specified in the employment agreement.
(3)
In connection with payments to be made pursuant to Mr. Zalman’s employment agreement, this number reflects an amount equal to three times his annual base salary as of December 31, 2023 and three times the average of his annual bonus payment (consisting of the bonus paid under the annual incentive bonus program and the discretionary cash bonus) for the years 2023 and 2022.
(4)
In connection with payments to be made pursuant to Mr. Timanus’ employment agreement, this number reflects an amount equal to three times his annual base salary as of December 31, 2023.
(5)
In connection with payments to be made pursuant to Mr. Safady’s employment agreement in the event of a termination of employment, which is assumed for purposes of this table, this number reflects an amount equal to three times his annual base salary as of December 31, 2023 and three times the average of his annual bonus payment (consisting of the bonus paid under the annual incentive bonus program and the discretionary cash bonus) for the years 2023 and 2022.

Termination Provisions in Employment Agreements

Without Cause or for Good Reason. If Mr. Zalman or Mr. Timanus, as the case may be, is terminated by the Company without Cause or terminates his employment for Good Reason, such executive officer will be entitled to receive a lump sum cash payment equal to the aggregate of (1) any unpaid portion of such officer's base salary then in effect through the date of termination, (2) any compensation previously deferred and not yet paid by the Company, (3) any accrued but unpaid vacation pay, (4) any amounts or benefits which such executive officer may be entitled through the date of termination under then-existing or applicable plans, programs, arrangements, and policies of the Company and (5) an amount equal to three times such executive officer's base salary then in effect, but only if such executive officer has not received a payment for a Change in Control.

If Mr. Safady is terminated by the Company without Cause or terminates his employment for Good Reason, other than in connection with a Change in Control as discussed above, he will be entitled to receive a lump sum cash payment equal to the aggregate of (1) any unpaid portion of his base salary then in effect through the date of termination, (2) any accrued but unpaid vacation pay, (3) reimbursement for incurred business expenses that remain unpaid as of the date of termination, (4) any amounts or benefits which he may be entitled to through the date of termination under then-existing or applicable plans or arrangements, (5) an amount equal to the greater of (a) his base salary through the term of the agreement and (b) one times his base salary then in effect and (6) a pro rata portion of his average annual bonus that is unpaid for the year in which termination occurs. Additionally, any outstanding restricted stock would be accelerated and vest in one-third increments for each full year worked after the applicable grant date. In either event, Mr. Safady would continue to be subject to the non-competition and non-solicitation provisions of his employment agreement until the later of the end of the term or one year following his termination date.

With Cause or Without Good Reason. If Mr. Zalman or Mr. Timanus, as the case may be, is terminated by the Company for Cause or terminates his employment without Good Reason, such executive officer will be entitled to receive from the Company a lump sum cash payment equal to the aggregate of (1) any unpaid portion of such executive officer's base salary then in effect through the date of termination, (2) any compensation previously deferred by such executive officer and not yet paid by the Company, (3) any accrued but unpaid vacation pay and (4) any amounts or benefits which such executive officer may be entitled through the date of termination under then-existing or applicable plans, programs, arrangements, and policies of the Company.

If Mr. Safady’s employment is terminated by the Company for Cause or if he terminates his employment without Good Reason, he would be entitled to receive a lump sum cash payment equal to the aggregate of (1) any unpaid portion of his base salary then in effect through the date of termination, (2) any accrued but unpaid vacation pay, (3) reimbursement for incurred business expenses that remain unpaid as of the date of termination, (4) any amounts or benefits which he may be entitled to through the date of termination under then-existing or applicable plans or arrangements. In either event, Mr. Safady would continue to be subject to the non-competition and non-solicitation provisions of his employment agreement until the later of the end of the term or one year following his termination date.

Upon Death or Disability. If Mr. Zalman or Mr. Timanus, as the case may be, is terminated by the Company by reason of death or Disability, such executive officer (or his legal representative) will be entitled to receive a lump sum cash payment equal to the aggregate of (1) any unpaid portion of such executive officer's base salary then in effect through the date of death or disability, (2) any compensation previously deferred and not yet paid by the Company, (3) any accrued but unpaid vacation pay, (4) any amounts or benefits which the executive may be entitled through the date of termination under then-existing or applicable plans, programs, arrangements, and policies of the Company and (5) an amount equal to three times such executive officer's base salary then in effect, but only if such executive officer has not received a payment for a Change in Control.

If Mr. Safady is terminated by the Company for reason of death or Disability, he will be entitled to receive a lump sum cash payment equal to the aggregate of (1) any unpaid portion of his base salary then in effect through the date of termination, (2) any accrued but unpaid vacation pay, (3) reimbursement for incurred business expenses that remain unpaid as of the date of termination, and (4) any amounts or benefits which he may be entitled to through the date of termination under then-existing or applicable plans or arrangements. In addition, if his employment is terminated for Disability, Mr. Safady would continue to be subject to the non-competition and non-solicitation provisions of his employment agreement until the later of the end of the term or one year following his termination date.

Termination Provisions in Incentive Plans and Agreements

For all restricted stock awards granted under the 2020 Stock Incentive Plan, the individual award agreements between the Company and the awardee provide that if an awardee ceases to be a director, officer or employee of the Company or the Bank, as the case may be, for any reason other than as a result of death or disability, the restricted shares subject to the award will be forfeit. If the awardee’s service to the Company or the Bank is terminated because of death or disability, to the extent the restricted shares are subject to forfeiture restrictions on the date of such termination, the forfeiture restrictions will lapse.

CEO Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, the Company is providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of David Zalman, the Company’s Chief Executive Officer. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

To identify the median of the annual total compensation of all of the Company’s employees, as well as to determine the annual total compensation of the Company’s median employee and the Chief Executive Officer, the Company took the following steps:

•
We determined that, as of December 31, 2023, the Company’s full-time and part-time employee population consisted of 3,872 individuals, (including the Chief Executive Officer) and all of these individuals were located in the United States.
•
To identify the “median employee” (other than the Chief Executive Officer), we compared the compensation amounts from the Company’s payroll records as reported to the Internal Revenue Service on Form W-2 for 2023. In making this determination, we did not annualize the compensation of full or part-time employees who were hired in 2023, but did not work for the Company for the entire fiscal year. Further, in accordance with SEC rules we did not make full-time equivalent adjustments to the Company’s 240 part-time employees.
•
Once we identified the median employee, we combined all of the elements of such employee's compensation for 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K resulting in annual total compensation of our median employee of $44,345.
•
To determine the annual total compensation of the Chief Executive Officer, we used the amount reported in the “Total” column of the Summary Compensation Table appearing on page 33, which was calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

Total compensation for the Chief Executive Officer in 2023, calculated using the methodology described above, was $3,228,008. Based on this information, for 2023, the ratio of the annual total compensation of the Chief Executive Officer to the median of the annual total compensation of all employees is 73 to 1.

SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and various assumptions and, as a result, the pay ratio reported by the Company may not be comparable to the pay ratio reported by other companies.

The information disclosed in this section was developed and is provided solely to comply with specific, legal requirements. The Company does not use any of this information in managing the Company. The Company does not believe this information provides shareholders with a useful mechanism for evaluating management's effectiveness, operating results, or business prospects, nor for comparing the Company with any other company in any meaningful respect.

Compensation Committee Interlocks and Insider Participation

During 2023, no executive officer of the Company served as (1) a member of a compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served on the Company's Compensation Committee, (2) a director of another entity, one of whose executive officers served on the Company's Compensation Committee or (3) a member of the compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served as a director of the Company. In addition, no person who served as a member of the Compensation Committee during 2023, which included Ileana Blanco, Ned S. Holmes and Harrison Stafford II, (a) was an officer or employee of the Company or any of its subsidiaries in 2023 or (b) was formerly an officer or employee of the Company or any of its subsidiaries or (c) had any relationship that required disclosure under Item 404 of Regulation S-K, which relationship is discussed below in “Certain Relationships and Related Party Transactions.”

Pay versus Performance

The following table provides information required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K. For information regarding the way in which the Company aligns executive compensation with the Company’s performance, refer to “Compensation Discussion and Analysis” above.

The following table provides information showing the relationship during 2023, 2022, 2021 and 2020 between (1) executive compensation “actually paid” (as defined by SEC rule and further described below) to (a) each person serving as the Company’s principal executive officer (“PEO”), and (b) the Company’s non-PEO named executive officers (also referred to as the “other named executive officers”), on an average basis, and (2) the Company’s financial performance. The Company’s selected performance measure included in the chart below is nonperforming assets to average interest-earning assets. Information presented in this section will not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, except as the Company may specifically do so by reference to this section.

					Value of initial fixed $100 investment based on:
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs	Total Shareholder Return	Peer Group Total Shareholder Return(4)	Net Income (in thousands)(5)	NPAs to Average Interest-Earning Assets(6)
2023	$3,229,008	$3,052,914	$1,593,619	$1,496,454	$106.79	$95.12	$419,316	0.21%
2022(7)	3,035,574	3,064,051	2,088,997	2,080,990	110.55	101.92	524,516	0.08%
2021(8)	5,534,173	5,627,711	2,151,891	2,227,148	106.69	124.84	519,297	0.09%
2020	3,484,221	3,404,844	1,548,064	1,529,470	99.59	89.37	528,904	0.21%

(1)
David Zalman, the Company’s Chief Executive Officer, was the PEO for each of the years presented.
(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized or received by the Company’s named executive officers. These amounts reflect the total compensation as reflected in the Summary Compensation Table with certain adjustments as described below.
(3)
The Company’s non-PEO named executive officers for 2023, 2021 and 2020 consisted of Asylbek Osmonov, H. E. Timanus, Jr., Edward Z. Safady and Kevin Hanigan. The non-PEO named executives officers for 2022 consisted of Asylbek Osmonov, H. E. Timanus, Jr., Edward Z. Safady, Kevin Hanigan and J. Mays Davenport.
(4)
The Peer Group total shareholder return (“TSR”) is the cumulative total shareholder return of the NASDAQ Bank Index which the Company also uses in the stock performance graph included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. Both the Company TSR and Peer Group TSR assume $100 was invested for the period starting December 31, 2019 through the end of the listed fiscal year. Dividend reinvestment has been assumed. Historical stock performance is not necessarily indicative of future stock performance.
(5)
As reported in the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2023.
(6)
Represents the Company’s nonperforming assets to average interest-earning assets for each fiscal year.
(7)
Non-PEO compensation for 2022 includes the grant date fair value of a three-year cliff vested restricted stock award of $2,227,200 for Mr. Hanigan and $742,000 for Mr. Davenport. Messrs. Hanigan and Davenport did not receive such an award in 2023, 2021 or 2020.
(8)
PEO compensation for 2021 includes the grant date fair value of a three-year cliff vested restricted stock award of $2,462,250. Mr. Zalman did not receive such an award for 2023, 2022 or 2020. Non-PEO compensation for 2021 includes the grant date fair value of a three-year cliff vested restricted stock award of $1,407,000 for each Mr. Timanus and Mr. Safady. Messrs. Timanus and Safady did not receive such an award in 2023, 2022 or 2020.

Compensation “actually paid” (“CAP”) reflects adjusted values for unvested and vested equity awards during the years shown in the tables based on year-end stock prices but does not reflect actual amounts paid out for those awards.

To calculate CAP, the following amounts were deducted from and added to the amount of total compensation as reflected in the Summary Compensation Table (“SCT”) on page 33.

PEO SCT Total to CAP Reconciliation

Year	Salary(1)	Bonus and Non-Equity Incentive Compensation(2)	Other Compensation(3)	SCT Total	Deductions from SCT Total(4)	Additions to SCT Total(5)	CAP
2023	$1,105,186	$1,724,350	$238,816	$3,229,008	$160,656	$(15,438)	$3,052,914
2022	1,066,578	1,594,761	219,427	3,035,574	154,808	183,285	3,064,051
2021	1,041,712	1,612,548	213,699	5,534,173	2,666,214	2,759,752	5,627,711
2020	1,020,807	1,958,704	236,703	3,484,221	268,007	188,630	3,404,844

Average Non-PEO NEO’s SCT Total to CAP Reconciliation

Year	Salary(1)	Bonus and Non-Equity Incentive Compensation(2)	Other Compensation(3)	SCT Total	Deductions from SCT Total(4)	Additions to SCT Total(5)	CAP
2023	$654,972	$782,842	$84,706	$1,593,619	$71,100	$(26,065)	$1,496,454
2022	597,934	664,508	66,625	2,088,997	759,929	751,922	2,080,990
2021	617,335	671,107	69,683	2,151,891	793,767	869,024	2,227,148
2020	602,555	780,569	46,334	1,548,064	118,606	100,012	1,529,470

(1)
Reflects amounts reported in the Salary column in the SCT for each year shown.
(2)
Reflects amounts reported in the total of the Bonus and Non-Equity Incentive Plan Compensation columns in the SCT for each year shown.
(3)
Reflects amounts reported in the All Other Compensation column in the SCT for each year shown.
(4)
Represents the grant date fair value of the restricted stock awards granted each year as reported in the Stock Awards column in the SCT. The Company does not maintain a pension plan; therefore, a deduction from SCT total compensation related to pension value is not needed.
(5)
Reflects the value of equity calculated in accordance with the requirements set forth in Item 402(v) of Regulation S-K for determining CAP for each year shown. The equity component of CAP for fiscal years 2023, 2022, 2021 and 2020 is further detailed in the supplemental tables below:

PEO Equity Component of CAP

Year	Fair Value of Current Year Equity Awards at 12/31	Change in Value of Prior Years' Awards Unvested at 12/31	Change in Value of Prior Years' Awards that Vested in FY	Equity Value Included in CAP
	(a)	(b)	(c)	(d) = (a) + (b) + (c)
2023	$160,656	$(184,937)	$8,843	$(15,438)
2022	154,808	14,504	13,973	183,285
2021	2,734,458	12,186	13,108	2,759,752
2020	268,007	(86,895)	7,518	188,630

Average Non-PEO NEOs Equity Component of CAP

Year	Fair Value of Current Year Equity Awards at 12/31	Change in Value of Prior Years' Awards Unvested at 12/31	Change in Value of Prior Years' Awards that Vested in FY	Equity Value Included in CAP
	(a)	(b)	(c)	(d) = (a) + (b) + (c)
2023	$71,100	$(101,079)	$3,914	$(26,065)
2022	751,889	3,552	(3,519)	751,922
2021	813,267	52,160	3,597	869,024
2020	118,606	(37,910)	19,316	100,012

Relationship between Pay and Performance

The graphs below show (1) the relationship of CAP to the Company’s Chief Executive Officer and the other named executive officers in 2023, 2022, 2021 and 2020 to the TSR of the Company for such years, the Company’s net income for such years, and the Company’s nonperforming assets to average interest-earning assets for such years and (2) the Company’s TSR to the NASDAQ Bank Index TSR for such years.

PEO and Average NEO Compensation Actually Paid Versus Properity Bancshares TSR

Prosperity Bancshares Net Income

PEO and Average NEO Compensation Actually Paid Versus NPAs to Average Interest-Earning Assets

Prosperity Bancshares TSR versus NASDAQ Bank Index TSR

Financial and Nonfinancial Performance Measures

Presented below is an unranked list of the performance measures that represent the most important metrics the Company used to link executive compensation actually paid to the Company’s named executive officers for the most recently completed fiscal year to the Company’s performance, in addition to the financial measures set forth in the Pay versus Performance Table on page 42:

•
Return on Average Assets
•
Increase in Earnings Per Share
•
Efficiency Ratio
•
Increase in Dividends
•
Merger and Acquisitions Strategy, Negotiation and Integration

Compensation decisions at the Company are made independently of disclosure requirements. CAP is a supplemental measure to be viewed alongside performance measures as an addition to the philosophy and strategy of compensation-setting discussed elsewhere in the overview of the executive compensation program, not in replacement.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act or the Exchange Act that might incorporate by reference this Proxy Statement or future filings with the SEC, in whole or in part, the following report of the Audit Committee shall not be deemed to be incorporated by reference into any such filing.

In accordance with its written charter adopted by the Company's Board, the Company's Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Board has determined that each Audit Committee member is independent in accordance with the listing standards of the NYSE and in Section 10A of the Exchange Act and that each of Ned S. Holmes, Jack Lord and Harrison Stafford II has the requisite attributes of an “audit committee financial expert” as defined by the rules and regulations of the SEC.

The Audit Committee reviewed and discussed the Company's audited consolidated financial statements with management, which has primary responsibility for the financial statements, and with the Company's independent registered public accounting firm, Deloitte & Touche LLP, which is responsible for expressing an opinion on whether such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022 and the results of operations and cash flows for each of the three years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

The Audit Committee met regularly with Deloitte & Touche LLP and the Company's internal audit staff, with and without management present, to discuss the results of their audits, management's assessment of the Company's internal control over financial reporting, Deloitte & Touche LLP's opinion regarding the effectiveness of the Company's internal control over financial reporting as of December 31, 2023, and the overall quality of the Company's financial reporting. The Audit Committee also reviewed Management's Report on Internal Control Over Financial Reporting contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2023 as filed with the SEC, as well as Deloitte & Touche LLP's Report of Independent Registered Public Accounting Firm included in the same Annual Report on Form 10-K related to its audits of (1) the Company's consolidated financial statements and (2) the effectiveness of internal control over financial reporting.

The Audit Committee discussed with Deloitte & Touche LLP the matters that are required to be discussed by PCAOB Auditing Standard No. 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board. The Audit Committee also discussed with internal audit and management any significant matters as a result of the internal audit work.

The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP's communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence. The Audit Committee has concluded that Deloitte & Touche LLP did not provide any prohibited non-audit services to the Company and its affiliates, which is required with maintaining Deloitte & Touche LLP's independence.

Based on the above-mentioned review and discussions with management and Deloitte & Touche LLP, the Audit Committee approved the inclusion of the Company's audited financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC. The Audit Committee also recommended the reappointment, subject to shareholder ratification, of Deloitte & Touche LLP and the Board concurred in such recommendation.

The Audit Committee

Harrison Stafford II (Chairman)

Jack Lord

Ned S. Holmes

FEES AND SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth the fees billed to the Company for the fiscal years ended December 31, 2023 and 2022 by Deloitte & Touche LLP:

	2023	2022
Audit fees(1)	$1,666,800	$1,582,500
Audit-related fees(2)	64,500	59,500
Tax fees	—	—
All other fees	—	—

(1)
Includes fees billed for professional services rendered in connection with the audit and quarterly reviews of the Company's consolidated financial statements, assistance with securities filings other than periodic reports and the audit of internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002.
(2)
Consists of fees billed for professional services rendered in connection with the audit of the Company’s consolidated financial statements and the Company’s participation in the U.S. Department of Housing and Urban Development (HUD) program in accordance with Governmental Auditing Standards and the HUD Handbook.

The Audit Committee will consider, on a case-by-case basis, and approve, if appropriate, all audit and permissible non-audit services to be provided by the Company's independent registered public accounting firm. Pre-approval of such services is required unless a “de minimis” exception is met. To qualify for the “de minimis” exception, the aggregate amount of all such services provided to the Company must constitute not more than five percent of the total amount of revenues paid by the Company to its independent registered public accounting firm during the fiscal year in which the non-audit services are provided; such services were not recognized by the Company at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee to whom authority to grant such approval has been delegated by the Committee. All fees in the table above were approved in accordance with this policy.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company and the Bank have adopted a Related Party Transactions Policy. Pursuant to that policy, the Governance Committee, or the Chairman of the Governance Committee, acting as its authorized delegate, reviews all transactions with any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director, director nominee, executive officer, beneficial owner of more than 5% of any class of the Company's voting securities or any immediate family member(s) of the foregoing persons, or any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has more than a 5% beneficial ownership interest (each a “related party”) for potential conflicts of interest.

Any related party transaction is reported to the legal department and may be consummated or may continue only if the Governance Committee, or its Chairman, approves or ratifies such transaction. The Governance Committee, or its Chairman, must consider all of the relevant factors, including the benefits to the Company; the impact on a director’s independence if the related party is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; the terms available to unrelated third parties or to employees generally; and whether the related party transaction is, overall, in or not inconsistent with the best interests of the Company.

Many of the directors and executive officers of the Company and the Bank and their associates are customers of the Bank. During 2023, the Bank made loans in the ordinary course of business to many of the directors and executive officers of the Company and the Bank and their associates, all of which were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons unaffiliated with the Company and did not involve more than the normal risk of collectability or present other unfavorable features. Loans to directors and executive officers of the Company and the Bank and certain significant shareholders of the Company are subject to limitations contained in the Federal Reserve Act, the principal effect of which is to require that extensions of credit by the Bank to directors and executive officers of the Company and the Bank and certain significant shareholders of the Company satisfy the foregoing standards. As of December 31, 2023, all of such loans aggregated $292,000, which was approximately 0.01% of the Company's Tier 1 capital at such date. The Company expects the Bank to have such transactions or transactions on a similar basis with the directors and executive officers of the Company and the Bank and certain significant shareholders of the Company and their associates in the future.

Cullen Zalman, the son of David Zalman, is employed by the Bank as a Senior Vice President of Corporate and Banking Activities, a non-executive position. The total value of his annual compensation, including base salary, bonus and equity awards, exceeds $120,000. Cullen Zalman’s compensation and other benefits were consistent with the Bank’s compensation practices applicable to other similarly situated employees. The Governance Committee reviewed and approved this employment arrangement pursuant to the Bank’s Related Party Transactions Policy.

Prior to July 2022, the spouse of Leah Henderson, a director of the Company, performed certain consulting services for the Bank, on behalf of Henderson Consulting, LLC, in connection with the procurement and management of the Bank’s medical plans. Mr. Henderson sold Henderson Consulting, LLC to Plexus Group in August 2022. Mr. Henderson is employed by Plexus in a business development role, but other employees of Plexus manage the Bank’s medical plans. Mr. Henderson is compensated based on the fees earned by Plexus from his clients, which include the Bank. During 2023, the Bank paid Plexus directly and indirectly over $120,000 and Mr. Henderson, whose salary is based in part on Plexus’ business with its clients, received approximately $247,000 from Plexus that is attributable to its business with the Company.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY MANAGEMENT OF THE COMPANY AND PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of the Company Common Stock as of February 26, 2024, by (1) directors, director nominees and executive officers of the Company, (2) each person who is known by the Company to own beneficially 5% or more of the Common Stock and (3) all directors, director nominees and executive officers as a group. Unless otherwise indicated, based on information furnished by such shareholders, management of the Company believes that each person has sole voting and dispositive power over the shares indicated as owned by such person and the address of each shareholder is the same as the address of the Company.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage Beneficially Owned(1)
Principal Shareholders
The Vanguard Group	9,693,076	(2)	10.36%
BlackRock, Inc.	8,302,024	(3)	8.88%
State Street Corporation	5,848,700	(4)	6.25%
Victory Capital Management Inc.	5,928,697	(5)	6.34%

Directors and Executive Officers
Ileana Blanco	1,400		*
James A. Bouligny	337,237		*
W.R. Collier	237,674	(6)	*
J. Mays Davenport	77,275	(7)	*
Robert J. Dowdell	44,905	(8)	*
Kevin J. Hanigan	216,736	(9)	*
Leah Henderson	25,101	(10)	*
Randy Hester	226,144	(11)	*
Ned S. Holmes	396,428	(12)	*
Jack Lord	31,025		*
William T. Luedke IV	19,809		*
Perry Mueller, Jr., D.D.S.	275,566	(13)	*
Laura Murillo	1,400		*
Asylbek Osmonov	15,746		*
Charlotte M. Rasche	66,314	(14)	*
Edward Z. Safady	177,061	(15)	*
Harrison Stafford II	298,943	(16)	*
Robert Steelhammer	136,675	(17)	*
H. E. Timanus, Jr.	532,351	(18)	*
David Zalman	889,657	(19)	*
Directors, Director Nominees and Executive Officers as a Group (20 persons)	4,007,447		4.28%

* Indicates ownership which does not exceed 1.0%.

(1)
The percentage beneficially owned was calculated based on 93,529,541 shares of Common Stock outstanding as of February 26, 2024. The percentage assumes the exercise by the shareholder or group named in each row of all options for the purchase of Common Stock held by such shareholder or group and exercisable within 60 days of February 26, 2024.
(2)
The address for the shareholder is 100 Vanguard Blvd., Malvern, PA 19355. The information regarding beneficial ownership is included in reliance on a Schedule 13G/A filed with SEC on February 13, 2024 by The Vanguard Group. Based on the information contained in the filing, The Vanguard Group has shared voting power with respect to 37,632 shares, sole dispositive power with respect to 9,556,883 shares, shared dispositive power with respect to 136,193 shares, and beneficially owns 9,693,076 shares.
(3)
The address for the shareholder is 50 Hudson Yards, New York, NY 10001. The information regarding beneficial ownership is included in reliance on a Schedule 13G/A filed with the SEC on January 25, 2024 by BlackRock, Inc. Includes shares held by each of BlackRock (Netherlands) B.V., BlackRock Advisors, LLC; Aperio Group, LLC; BlackRock Asset Management Canada Limited; BlackRock Asset Management Ireland Limited; BlackRock Asset Management Schweiz AG; BlackRock Financial Management, Inc.; BlackRock Fund Advisors; BlackRock Institutional Trust Company, National Association; BlackRock Investment Management (Australia) Limited; BlackRock Investment Management (UK) Limited; BlackRock Investment

Management, LLC; BlackRock Life Limited; BlackRock Advisors (UK) Limited and BlackRock Fund Managers Ltd. Based on the information contained in the filing, BlackRock, Inc. has sole voting power with respect to 8,095,062 shares, sole dispositive power with respect to 8,302,024 shares, and beneficially owns 8,302,024 shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the Common Stock.
(4)
The address for the shareholder is State Street Financial Center, One Congress Street, Suite 1, Boston, MA 02114. The information regarding beneficial ownership is included in reliance on a Schedule 13G/A filed with the SEC on January 25, 2024 by State Street Corporation. Includes shares held by each of SSGA Funds Management, Inc.; State Street Global Advisors, Australia Limited; State Street Global Advisors Limited; State Street Global Advisors, Ltd; State Street Global Advisors Asia Limited; State Street Global Advisors Europe Limited; and State Street Global Advisors Trust Company. Based on the information contained in the filing, State Street Corporation has shared voting power with respect to 531,939 shares and shared dispositive power with respect to 5,848,700 shares, and beneficially owns 5,848,700 shares.
(5)
The address for beneficial owner is 4900 Tiedeman Rd. 4th Floor, Brooklyn, OH 44144. The information regarding ownership is included in reliance on a Schedule 13G filed with the SEC on February 6, 2024 by Victory Capital Management Inc. Based on information contained in the filing, Victory Capital Management Inc. has sole voting power with respect to 5,829,361 shares, sole dispositive power with respect to 5,928,697 shares and beneficially owns 5,928,697 shares.
(6)
Includes 24,134 shares held by The Collier Foundation, for which Mr. Collier serves as President; 3,127 shares held by Mr. Collier as Trustee of the Separate Trust for R.G. Collier as Established by the Robert F. Collier Asset Trust Agreement; 4,782 shares held by Mr. Collier’s spouse; and 811 shares held by an individual retirement account for Mr. Collier’s spouse.
(7)
Includes 3,199 shares held in an IRA account and 6,920 shares held in a children’s trust for which Mr. Davenport is the trustee.
(8)
Includes 8,574 shares held of record by the Company’s 401(k) Plan as custodian for Mr. Dowdell.
(9)
Includes 6,105 shares held in an IRA account.
(10)
Includes 10,038 shares held of record in the Leah Boomer Huffmeister Henderson Trust, over which Ms. Henderson has voting power, 5,301 shares held of record by an irrevocable trust, of which Ms. Henderson is the trustee, and 2,637 shares held of record by Ms. Henderson as custodian for her child.
(11)
Includes 62,919 shares held of record by the Company's 401(k) Plan as custodian for Mr. Hester and 26,394 shares held of record by the Company's 401(k) Plan as custodian for Mr. Hester's spouse.
(12)
Includes 2,000 shares held of record by Mr. Holmes’ spouse; 70,070 shares held of record by HF Properties, Ltd. of which Mr. Holmes is managing partner; 130,118 shares held of record by the Ned S. Holmes Profit Sharing Plan; 3,720 shares held by an exempt trust, of which Mr. Holmes is the trustee; 17,870 shares held of record by a trust for the benefit of Mr. Holmes' daughter, of which Mr. Holmes is trustee; 48,500 shares held of record by a trust for the benefit of Mr. Holmes' daughter, of which Mr. Holmes is trustee; and 8,820 shares held of record by the Downie 1998 Children's Trust, of which Mr. Holmes is trustee.
(13)
Includes 175,483 shares held of record by an IRA account; 82,067 shares held of record in a special trust, of which Dr. Mueller is the trustee; and 4,291 shares held of record by Dr. Mueller's wife. Dr. Mueller expressly disclaims beneficial ownership of the 4,291 shares held of record by his spouse.
(14)
Includes 7,720 shares held of record by the Company’s 401(k) Plan as custodian for Ms. Rasche.
(15)
Includes 8,586 shares held of record by the Company’s 401(k) Plan as custodian for Mr. Safady and 92,906 shares held of record by Edward Safady, LTD, with which Mr. Safady is associated.
(16)
Includes 186,106 shares held of record by the Harrison Stafford Investment Partnership, of which Mr. Stafford is general partner and 3,200 shares held of record by Mr. Stafford’s wife.
(17)
Includes 820 shares held of record by the Steelhammer & Miller, P.C. 401(k) plan for the benefit of Mr. Steelhammer. Of the shares beneficially owned by Mr. Steelhammer, 131,005 shares are pledged as collateral.
(18)
Includes 28,138 shares held of record by the Company’s 401(k) Plan as custodian for Mr. Timanus and 270,260 shares held of record by Dooley Investments, Ltd., of which Mr. Timanus and his wife are the general partners.
(19)
Includes 16,910 shares held of record by the Company’s 401(k) Plan as custodian for Mr. Zalman, 18,933 shares held of record by Mr. Zalman as custodian for his children, 9,627 shares held of record by his daughter and 351,451 shares held of record by the David and Vicki Jo Zalman 2006 Children’s Trust, of which Daniel Zalman, Mr. Zalman’s brother, serves as trustee. Mr. Zalman disclaims beneficial ownership of the shares held in the Children’s Trust and including them in this table is not an admission that Mr. Zalman is the beneficial owner of these shares for any purpose.

ITEM 2.

PROPOSAL TO RATIFY APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As required by the charter of the Audit Committee, the Audit Committee has appointed Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2024. Deloitte & Touche LLP has served as the Company's independent registered public accounting firm continuously for over ten years.

At the Meeting, the shareholders will be asked to consider and act upon a proposal to ratify the appointment of Deloitte & Touche LLP. The ratification of such appointment will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Meeting. Representatives of Deloitte & Touche LLP will be present at the Meeting, will be given an opportunity to make a statement (if they desire to do so) and will be available to respond to appropriate questions.

Shareholder ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the 2024 fiscal year is not required by the Company's Bylaws, state law or otherwise. However, the Board is submitting the appointment of Deloitte & Touche LLP to the Company's shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the appointment of Deloitte & Touche LLP is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the 2024 fiscal year if it determines that such a change would be in the best interests of the Company and its shareholders.

THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

ITEM 3.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, the Company is providing shareholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of its named executive officers.

The Company urges shareholders to read the section titled “Executive Compensation and Other Matters — Compensation Discussion and Analysis” beginning on page 26 of this Proxy Statement, which describes in more detail how its executive compensation policies and procedures operate and are designed to achieve its compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 33-45, which provide detailed information on the compensation of the Company's named executive officers. The Compensation Committee and the Board believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in achieving its goals and that the compensation of its named executive officers reported in this Proxy Statement has contributed to the Company’s recent and long-term success.

The Company is asking for shareholder approval of the compensation of its named executive officers as disclosed in this Proxy Statement in accordance with SEC rules, which disclosures include the information contained in the Compensation Discussion and Analysis, the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company's named executive officers and the policies and practices described in this Proxy Statement.

Accordingly, the Company is asking its shareholders to vote on the following resolution at the Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2023 Summary Compensation Table and the other related tables and disclosures.”

This advisory vote, commonly referred to as a “Say-On-Pay” vote, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding the Company’s executive compensation program.

THE BOARD RECOMMENDS A VOTE FOR THE NON-BINDING PROPOSAL TO APPROVE THE COMPENSATION OF ITS NAMED EXECUTIVE OFFICERS.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

FOR 2025 ANNUAL MEETING

In order for shareholder proposals submitted pursuant to Rule 14a‑8 of the Exchange Act to be presented at the Company's 2025 Annual Meeting of Shareholders and included in the Company's proxy statement and form of proxy relating to such meeting, such proposals must be submitted to the Secretary of the Company at the Company's principal executive offices no later than November 14, 2024 unless the date of the Company’s 2025 Annual Meeting of Shareholders is changed by more than 30 days from April 16, 2025 (the one-year anniversary date of the 2024 Annual Meeting), in which case the proposal must be received a reasonable time before the Company begins to print and mail its proxy materials. Shareholder proposals should be submitted to the Secretary of the Company at Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027. Shareholder proposals must conform to and set forth the specific information required by Rule 14a-8 of the Exchange Act.

In addition, the Company's Bylaws provide that only such business which is properly brought before a shareholder meeting will be conducted. For business to be properly brought before a meeting or nominations of persons for election to the Board to be properly made at a meeting by a shareholder, notice must be received by the Secretary of the Company at the Company's offices not less than 120 days in advance of the first anniversary of the date the Company's proxy statement was released to shareholders in connection with the previous year's annual meeting of shareholders. Such notice to the Company must also provide certain information set forth in the Company's Bylaws. A copy of the Company's Bylaws may be obtained upon written request to the Secretary of the Company.

COSTS OF PROXY SOLICITATION

The solicitation is made on behalf of the Board. The Company will pay all of the costs of soliciting shareholder proxies. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our Common Stock. Without receiving additional compensation, officers and employees of the Company may solicit proxies personally, by telephone, fax or email from shareholders if proxies are not promptly received.

ANNUAL REPORT ON FORM 10-K

The Company will furnish, without charge, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC, to any shareholder upon written request to Investor Relations, Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027.

The Company’s Annual Report on Form 10-K, including consolidated financial statements and related notes, for the year ended December 31, 2023, as filed with the SEC, accompanies but does not constitute part of this Proxy Statement.

OTHER MATTERS

The Board does not intend to bring any other matter before the Meeting and does not know of any other matters that are to be presented for action at the Meeting. However, if any other matter does properly come before the Meeting or any adjournment thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

You are cordially invited to attend the Meeting. Regardless of whether you plan to attend the Meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

By order of the Board of Directors,

David Zalman
Senior Chairman of the Board

000001 PROSPERITY BANCSHARES, INC: ENDORSEMENT_LINE_ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 SACKPACK VOTE լլլլլթելերնե Using a black ink pen, mark your votes with an X as shown in this example. X Please do not write outside the designated areas. 2024 Annual Meeting Proxy Card/Voting Instruction Card 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters - here's how to vote! You may vote online or by phone instead of mailing this card. Ø Votes submitted electronically must be received by 11:59pm, Central Time, on April 15, 2024 (Votes must be received by 11:59pm, Central Time, on April 11, 2024 for shares held in the 401(k) Plan.) Online Go to www.investorvote.com/PB or scan the QR code - login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/PB 1234 5678 9012 345 ▼IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼ A Proposals - The Board of Directors of the Company recommends a vote FOR proposals 1, 2 and 3. 1. Election of five (5) Class II directors to serve on the Board of Directors of the Company until the Company's 2027 annual meeting of shareholders. For Withhold 01 - James A. Boulighy (Class II) - 04 Robert Steelhammer (Class II) 02-W.R. Collier (Class II) 05 - H.E. Timanus, Jr. (Class II) 2. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2024. + For Withhold For Withhold 03 - Laura Murillo (Class II) For Against Abstain 3. Advisory approval of the compensation of the Company's named executive officers (Say-On-Pay). For Against Abstain B Authorized Signatures - This section must be completed for your vote to count. Please date and sign below. Please sign your name exactly as it appears hereon. If shares are held jointly, all joint owners must sign. If shares are held by a corporation, please sign the full corporate name by the president or any other authorized corporate officer. If shares are held by a partnership, please sign the full partnership name by an authorized person. If you are signing as attorney, executor, administrator, trustee or guardian, please set forth your full title as such. Date (mm/dd/yyyy) - Please print date below. Signature 1 - Please keep signature within the box. Signature 2 - Please keep signature within the box. 03XXDC C 1234567890 JNT 52 B V 6 0 3 6 3 3 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +

Small steps make an impact.

Prosperity Bancshares, Inc.

The undersigned shareholder hereby appoints David Zalman and H.E. Timanus, Jr., and each of them, attorneys and agents, with full power of substitution, to vote as proxy all shares of common stock, par value $1.00 per share, of the Company owned of record by the undersigned and otherwise to act on behalf of the undersigned at the 2024 Annual Meeting of Shareholders and any adjournment thereof in accordance with the directions set forth herein and with discretionary authority with respect to such other matters as may properly come before such meeting or any adjournment(s) thereof, including any matter presented by a shareholder at such meeting for which advance notice was not received by the Company in accordance with the Company's Amended and Restated Bylaws.

This proxy will be voted in accordance with the undersigned's directions set forth herein. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3 unless otherwise indicated.

In accordance with the Prosperity Bancshares, Inc. 401(k) Profit Sharing Plan ("Plan"), the undersigned hereby directs Fidelity Management Trust Company, the Trustee of the Plan, to vote all of the shares of Company common stock allocated to the undersigned under the Plan in connection with the Annual Meeting of Shareholders. If properly executed, this voting instruction card will be voted as directed. If no direction is made, such shares will not be voted at the Annual Meeting.

(Items to be voted appear on reverse side)

C **Non-Voting Items**

Change of Address — Please print new address below.

Comments — Please print your comments below.

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/PB IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Prosperity Bancshares, Inc. 2024 Annual Meeting of Shareholders to be held on Tuesday, April 16, 2024 This Proxy is Solicited on Behalf of the Board of Directors of Prosperity Bancshares, Inc. + The 2024 Annual Meeting of Shareholders of Prosperity Bancshares, Inc. (the "Company") will be held at the East Lawn Board Room of Prosperity Bank at 80 Sugar Creek Center Boulevard, Sugar Land, Texas 77478, on Tuesday, April 16, 2024, beginning at 10:00 a.m. (local time). The undersigned hereby acknowledges receipt of the related Notice of 2024 Annual Meeting of Shareholders and Proxy Statement dated March 14, 2024 accompanying this proxy. The undersigned shareholder hereby appoints David Zalman and H.E. Timanus, Jr., and each of them, attorneys and agents, with full power of substitution, to vote as proxy all shares of common stock, par value $1.00 per share, of the Company owned of record by the undersigned and otherwise to act on behalf of the undersigned at the 2024